UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DISCOVERY LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(215) 488-9300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 11, 2013

To the Stockholders of Discovery Laboratories, Inc.:

The Annual Meeting of Stockholders of Discovery Laboratories, Inc., a Delaware corporation (the “Company”), will be held on June 11, 2013, at 8:00 a.m. at the Homewood Suites, 2650 Kelly Road, Warrington, Pennsylvania 18976, for the following purposes:

I.
To elect five members to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal (Proposal 1);

II.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013 (Proposal 2);
III.
To amend our 2011 Long-Term Incentive Plan (“2011 Plan”) to increase the number of shares of common stock, par value $.001 per share (“Common Stock”) available for issuance under the 2011 Plan by 1.5 million shares from 6.2 million shares to 7.7 million shares (Proposal 3);

IV.
To amend our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of Common Stock available for issuance by the Company from 100 million to 150 million (Proposal 4);

V.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice (Proposal 5);
VI.	To indicate, on an advisory basis, the preferred frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 6); and
To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 12, 2013 (“Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.  A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 for a period of 10 days prior to the meeting.

Your vote is very important.  Please be sure to vote – by telephone, via the Internet, by mailing your properly executed proxy card or voting instruction, or in person at the Annual Meeting in accordance with the voting instructions included with this proxy statement.  If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Morrow & Co., LLC
470 West Ave.
Stamford, CT 06902
1-800-449-0910

By Order of the Board of Directors

/s/ Mary B. Templeton
Mary B. Templeton, Esq.
Senior Vice President, General Counsel &
Corporate Secretary

Warrington, Pennsylvania
April 30, 2013

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2013: this Notice of Annual Meeting of Stockholders and our Proxy Statement and 2012 Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available for viewing, printing and downloading at http://www.ezodproxy.com/discoverylabs/2013.

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DISCOVERY LABORATORIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 11, 2013

Proxies and voting instructions in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Discovery Laboratories, Inc., a Delaware corporation (referred to as "we", "our", "us", and "the Company"), with principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 11, 2013, at 8:00 a.m. at the Homewood Suites, 2650 Kelly Road, Warrington, Pennsylvania 18976 and at any adjournment or postponement thereof.  It is expected that this Proxy Statement and the form of proxy will be mailed to stockholders on or about April 30, 2013.

What is included in these materials?
These materials include our proxy statement for the Annual Meeting and our 2012 Annual Report to Stockholders, which includes our year-end, audited consolidated financial statements.

What matters will be voted on at the Annual Meeting?
The proposals to be taken up at the meeting are the following:

1.
To elect five members to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal (Proposal 1);

2.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013 (Proposal 2);

3.
To amend our 2011 Long-Term Incentive Plan (the “2011 Plan”)  to increase the number of shares of common stock, par value $.001 per share (“Common Stock”) available for issuance under the 2011 Plan by 1.5 million shares from 6.2 million shares to 7.7 million shares (Proposal 3);

4.
To amend our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of Common Stock available for issuance by the Company from 100 million to 150 million (Proposal 4);

5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 5);

6.	To indicate, on an advisory basis, the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 6); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Who may vote at the Annual Meeting?
Only stockholders of record of shares of our Common Stock as of April 12, 2013 (the “Record Date”) may vote at the Annual Meeting (and any adjournments or postponements of the Annual Meeting).  As of the Record Date, the number and class of stock outstanding and entitled to vote at the meeting was 43,764,737 shares of Common Stock.

PLEASE VOTE YOUR SHARES WITH RESPECT TO ALL PROPOSALS.  If you don’t, your shares may not be counted in determining the outcome of key proposals that are important to us.  Whether or not you plan to attend the Annual Meeting, please vote now to assure that your shares are represented at the Annual Meeting.  If you plan to attend the Annual Meeting in person, bring a photo ID and evidence of your stock ownership as of the Record Date.  If your shares are not registered in your name on the books of the Company, you will need to obtain evidence of your stock ownership from your bank or brokerage firm.

How may stockholders vote their shares at the Annual Meeting?
On each matter properly brought before the Annual Meeting, stockholders will be entitled to one vote for each share of Common Stock held on the Record Date.  Stockholders whose shares are carried on the books of our transfer agent may vote their shares by telephone, via the Internet, by mailing a properly executed proxy card, or in person at the Annual Meeting.  Detailed instructions are provided on the proxy card delivered with this Proxy Statement.  If you vote by telephone, via the Internet or by mailing a proxy card, you are still welcome to attend the Annual Meeting.  We encourage you to vote early to assure the representation of your shares at the Annual Meeting.

What if stockholders’ shares are held in “street name”?
Shares held by broker dealers, banking firms or similar institutions or nominees on behalf of the beneficial owners of our Common Stock (collectively referred to in this Proxy Statement as “brokers”), are considered to be held in “street name.”  The broker is the actual holder of record on the books of our transfer agent and is required to vote the shares in accordance with stockholders’ voting instructions.  Therefore, stockholders whose shares are held in “street name” should vote their shares by providing voting instructions to their broker.  If your shares are held in “street name” and you have not received information about the methods available to you to vote your shares, you should request from your broker instructions for voting your shares.  As your vote is very important, please be sure to provide voting instructions to your broker.

What are broker “non-votes”?  For shares held in “street name,” can your broker vote your shares for you?
If stockholders whose shares are held in “street name” do not provide voting instructions to their broker, the broker may nevertheless be permitted to vote the shares with respect to certain “discretionary” matters, but not with respect to “non-discretionary” matters.  The votes cast by brokers in these circumstances are referred to as broker “non-votes.”  Under the rules of the New York Stock Exchange and The NASDAQ Stock Market® (“Nasdaq”), the ratification of the appointment of our auditors (Proposal 2) and the proposal to amend our Amended and Restated Certificate of Incorporation (Proposal 4) are “discretionary” matters.  The election of directors (Proposal 1), the amendment of the 2011 Plan (Proposal 3) and the advisory votes on executive compensation (Proposal 5 and Proposal 6) are “non-discretionary” matters.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business generally, but they will not be counted for purposes of determining the number of shares represented and voted with respect to non-discretionary proposals.  If you do not give your broker specific voting instructions for each of the non-discretionary proposals, your shares will not be included in the tabulation to determine if we have received the required number of votes needed to approve these very important proposals.

How does the Board recommend that stockholders vote their shares?
The Board recommends that you vote as follows:

•	“FOR” the election of the Board’s nominees for director (Proposal 1);

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013 (Proposal 2);

•
“FOR” the amendment to the 2011 Plan to increase the number of shares of Common Stock available for issuance under the 2011 Plan by 1.5 million shares from 6.2 million shares to 7.7 million shares (Proposal 3);

•	“FOR” the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by the Company from 100 million to 150 million (Proposal 4);

•	“FOR” the vote, on an advisory basis, on the compensation of our named executive officers (Proposal 5); and

•	“FOR” the vote, on a non-binding basis, to indicate three (3) years as the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 6).

How will a quorum be established at the Annual Meeting?
The presence, in person or by proxy, of holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to establish a quorum for the transaction of any business at the Annual Meeting.  For purposes of determining the presence or absence of a quorum for the Annual Meeting, the following shares are counted as present:

•	Shares represented by stockholders attending the Annual Meeting, whether or not they vote all their shares;
•	All shares represented by validly delivered proxies which contain one or more abstentions or which have votes withheld from any nominee for director; and
•	Shares represented by validly delivered proxies containing broker “non-votes.”

How are stockholder votes counted?
All telephone and Internet votes submitted by stockholders whose shares are carried on the books of our transfer agent before 7:00 p.m. (EDT), June 10, 2013, and all properly executed proxies and broker instructions that are received in time to be counted at the Annual Meeting (and not properly revoked) will be counted.  Where a choice has been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with those specifications.  Where a choice has not been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with the Board’s recommendation.

In the election of directors under Proposal 1, you may vote your shares “FOR” each nominee or you may mark your vote “WITHHELD” for any one or more nominees.  The nominees for directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.  The five nominees receiving the highest number of “FOR” votes at the meeting (a plurality of votes cast) will be elected as directors and constitute our entire Board.  Shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for the election of the nominees in accordance with the Board’s recommendation.  Where a stockholder proxy or vote via telephone or Internet indicates withheld authority to vote for a particular nominee or nominees, the shares will not be voted for that particular nominee or nominees.

For each of Proposals 2, 3, 4, and 5, you may determine to vote “FOR”, “AGAINST”, or “ABSTAIN” from voting.  For Proposal 6, you may vote  “FOR” 1 Year Frequency, “FOR” 2 Year Frequency, “FOR” 3 Year Frequency or “ABSTAIN” from voting.  Abstentions are not included as votes cast on a proposal and therefore will not be included in the number of shares present and voting on each such proposal.  Approval of each of Proposals 2, 3, 5, and 6 requires the affirmative vote of a majority of the shares voting on the proposal in person or by proxy at the meeting.  Approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting.  Shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for a matter in accordance with the Board’s recommendations.  For broker voting instructions, shares subject to broker “non-votes” are not considered to have been voted for proposals designated as non-discretionary and are not counted as present in determining whether a majority of the shares present and entitled to vote on a non-discretionary matter have approved such matter.  It is our understanding that Proposals 2 and 4 will be deemed discretionary matters and Proposals 1, 3, 5 and 6 will be deemed non-discretionary matters.

If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

How may stockholders revoke a vote made prior to the Annual Meeting?
Stockholders may revoke a vote at any time prior to the Annual Meeting and thereafter attend and vote at the Annual Meeting.  To revoke a vote:

•	If you voted originally by telephone or via the Internet, enter new instructions on the same voting system before 7:00 p.m. (EDT), June 10, 2013; or

•
If you voted by giving your vote to our proxy solicitor, Morrow & Co. ("Morrow") via telephone, call Morrow at 1-800-449-0910 before 7:00 p.m. (EDT) on June 10, 2013 and advise them that you wish to revoke or change your vote; or

•	If your shares are registered in your name on the books of our transfer agent,

o	Send a written notice of revocation to us, attention Corporate Secretary, which must be received prior to the close of voting at the Annual Meeting on June 11, 2013; or

o	Attend the Annual Meeting and vote in person (or send a personal representative with an appropriate proxy); or

•	If you hold your shares in “street name” with a broker or other similar institution,

o	Contact the broker that delivered your Proxy Statement for instructions about how to change your vote; or

o
If you wish to change your vote by attending the Annual Meeting, you must contact your broker for documentation – only your broker may change voting instructions with respect to shares held in “street name.”

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock (i) unless otherwise noted, as of March 31, 2013, by each current director and each executive officer set forth in the table below (each a “Named Executive Officer”), and, as of March 31, 2013, by all directors and executive officers as a group, and (ii) as of the date noted in each related footnote, by the entities known by us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner (1)	Common Stock	Common Stock Equivalents (2)	Total Beneficial Ownership	Percentage of Class Beneficially Owned (1)
Non-Executive Directors
John R. Leone	3,000	–	3,000	*
Joseph M. Mahady	–	–	–	*
Bruce A. Peacock	–	2,667	2,667	*
Marvin E. Rosenthale, Ph.D(3)	23,333	14,333	37,666	*

Named Executive Officers
John G. Cooper	42,268	236,000	278,268	*
Thomas F. Miller, Ph.D, MBA	34,911	143,333	178,244	*
Former Executive
W. Thomas Amick(4)	45,290	648,001	693,291	1.56%

Executive Officers and Directors as a group (14 persons) (5)	269,310	844,507	1,113,817	2.50%

5% Security Holders

Fidelity Management – Mutual Funds (6) c/o FMR LLC 82 Devonshire Street Boston, MA 02109	6,523,362	–	6,523,362	14.91%

Wells Fargo & Co.(7) 420 Montgomery Street San Francisco CA 94163	3,502,949	–	3,502,949	8.00%

Blackrock Fund, Inc. (8) 40 East 52nd Street New York, NY 10022	3,176,349	–	3,176,349	7.26%

Deerfield Management Co. LP(9) 780 3rd Avenue, 37th Floor New York, NY 10017	–	2,605,080	2,605,080	5.62%

   * Less than 1%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and includes voting and investment power with respect to shares of Common Stock.  Shares of Common Stock, and shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 2013 held by each person or group named above, are deemed outstanding for computing the percentage ownership of the person or group holding any options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group.  As of March 31, 2013, 43,764,737 shares of Common Stock were issued and outstanding.  The address of each individual person is c/o Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

(2)
Common Stock Equivalents include shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 2013 held by each person or group named above.

(3)	Total beneficial ownership shown in the table includes 8,333 shares held by or for the benefit of his spouse, as to which Dr. Rosenthale disclaims beneficial ownership.

(4)
This information is as of December 31, 2012, and, with respect to Common Stock, is based on the most recent Form 5 filed by the Executive on February 13, 2013 and, with respect to Common Stock Equivalents, is based on our options records.

(5)	This information is as of March 31, 2013 and does not include the securities held by our former Chief Executive Officer, W. Thomas Amick.

(6)
This information is as of December 31, 2012 and is based on a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR, LLC, which indicates that the filing is made by FMR LLC with respect to its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment adviser to various investment companies registered under the Investment Company Act of 1940; and no one person's interest in our Common Stock is more than five percent of the total outstanding Common Stock

(7)
This information is as of December 31, 2012 and is based on a Form 13-G/A filed with the SEC on March 29, 2013, by Wells Fargo & Company on behalf of the following subsidiaries: Wells Capital Management Incorporated, a registered investment adviser (with respect to 3,312,474 shares); Wells Fargo Funds Management, LLC, a registered investment adviser; and Wells Fargo Advisors, LLC, a broker dealer.

(8)
This information is as of December 31, 2012 and is based on a Form 13G filed with the SEC on March February 13, 2013 by Blackrock Fund, Inc., which indicates that the filing is made by Blackrock with respect to BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Fund Advisors, and BlackRock Institutional Trust Company, N.A.; and no one person's interest in our Common Stock is more than five percent of the total outstanding Common Stock.

(9)
This information is as of February 13, 2013 and is based on a Schedule 13G filed with the SEC on February 22, 2013, by (i) Deerfield Mgmt, L.P., the general partner of the entities identified in clauses (iii) through (vi), (ii) Deerfield Management Company, L.P., an investment adviser for the entities identified in clauses (iii) through (vi), (iii) Deerfield Special Situations Fund, L.P., (iv) Deerfield Special Situations International Master Fund, L.P., (v) Deerfield Private Design Fund II, L.P., (vi) Deerfield Private Design International II, L.P., and (vii) James E. Flynn.  The position is comprised of warrants to purchase an aggregate of 2,605,080 shares of Common Stock held by the entities identified in clauses (iii) through (vi) of the foregoing sentence.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect five directors.  Each director will hold office until his successor has been elected and qualified or until the director’s earlier resignation or removal from office.

The Board recommends that the five nominees named below be elected as directors.  Of the shares of Common Stock represented by all properly executed proxies received by the Board, only those proxies which are not marked to withhold authority to vote for the nominees will be voted (unless one or more nominees are unable to serve) “FOR” the election of the nominees named below.  The Board knows of no reason why any nominee should be unable or unwilling to serve, but if that should occur, proxies will be voted for the election of some other person or the size of the Board will be fixed at a lower number.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board and certain information about the nominees are set forth below.  Each of the nominees currently serves as a director.  For information concerning the number of shares of Common Stock beneficially owned by each nominee, see “Common Stock Ownership of Certain Beneficial Owners and Management” on page 5.  The age of each nominee is as of June 11, 2013, the date of our Annual Meeting of Stockholders.

Name	Age	Position with the Company
John R. Leone	65	Chairman of the Board
John G. Cooper	54	Director, President, Chief Executive Officer and Chief Financial Officer
Joseph M. Mahady	60	Director
Bruce A. Peacock	61	Director
Marvin E. Rosenthale, Ph.D.	79	Director

John R. Leone has served as Chairman of the Board since January 2013 and as a member of our Board since November 2012.  Mr. Leone has been a Partner at Paul Capital Healthcare, a leading private equity firm that manages one of the largest dedicated healthcare funds globally, since 2007.  Previously, Mr. Leone served as President and Chief Executive Officer at Cambrex Corporation, a publicly-traded life sciences company providing innovative solutions that accelerate the development and commercialization of pharmaceutical products.  Prior to that, he served as Senior Vice President and Chief Operating Officer of U.S. Commercial Operations at Aventis Pharmaceuticals.  In this position he had responsibility for all commercial business units, including oncology, metabolism, cardiovascular, dermatology, respiratory and anti-infective.  Mr. Leone played a key role in spearheading the successful integration of its predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel, to form Aventis.  Mr. Leone also serves on the Board of Directors at ViroPharma Incorporated.  Mr. Leone received his B.S. degree in Engineering from the U.S. Military Academy at West Point and his M.B.A. from the University of Colorado.

In his over 30 years of experience, Mr. Leone has built an outstanding track record in pharmaceutical operations, commercial portfolio management, and financing life science companies.  Mr. Leone's commercial experience includes significant domestic and international executive management roles and direct responsibility for the commercial launch of numerous pharmaceutical products.

John G. Cooper has served as a member of our Board and our Chief Executive Officer since January 2013, as our President and Chief Financial Officer since 2010, as Executive Vice President and Chief Financial Officer, from 2002 to 2010, and as Senior Vice President and Chief Financial Officer, from 2001 to 2002.  Mr. Cooper has over 25 years of experience in managing emerging growth companies in the life sciences industry, and extensive experience in general management, strategic and corporate development, financings, strategic alliances and acquisitions, as well as investor relations and financial management.  In the course of his career, Mr. Cooper served as Senior Vice President and Chief Financial Officer at Chrysalis International Corporation (“Chrysalis”), which was formed as a result of the merger of DNX Corporation, a leader in transgenic biotechnology, and BioClin International.  As Senior Vice President and Chief Financial Officer of DNX, Mr. Cooper was instrumental in executing the DNX / BioClin merger and in integrating the merger entities.  Mr. Cooper’s leadership contributed to the development of Chrysalis into a leading provider of drug development services with operating companies in seven countries and over 250 biopharmaceutical clients.  Also, while at DNX, Mr. Cooper managed the 1991 initial public offering of DNX, the formation of a joint venture, and successfully negotiated and integrated several strategic acquisitions. In 1999, Mr. Cooper managed the acquisition of Chrysalis by Phoenix International, Inc., an MDS Pharma company.  Mr. Cooper also served as a senior financial executive and member of the executive management committee at ENI Diagnostics, Inc. (“ENI”), a public biotechnology company and leader in AIDS diagnostics, and played an integral role in the acquisition of ENI by Pharmacia AB.  Previously, Mr. Cooper served in financial roles at C.R. Bard, a leading developer of innovative medical devices, and Warner Cosmetics, a joint venture between Warner Communications and Lauren Cosmetics.  Mr. Cooper received his B.S. in Commerce from Rider University and is a certified public accountant.

Mr. Cooper brings a deep knowledge of our Company gained from his positions as President and Chief Financial Officer, and his extensive experience in the biotechnology industry.  With his extensive knowledge of our Company, our mission and objectives, his participation on the Board is expected to enhance the dialogue and effectiveness of discourse between our Board and our management team.

Joseph M. Mahady has served as a member of our Board since January 2013.  Until 2009, Mr. Mahady held several significant leadership positions over his 30-year career with Wyeth Corporation, including as President, Wyeth Pharmaceuticals (2008 – 2009), and Senior Vice President, Wyeth Corporation (2002 – 2009), with responsibility to direct the worldwide operations of that company's $20 billion global pharmaceutical business.  He also held a number of other leadership roles while with Wyeth Corporation, including President of Global Business, where he directed all worldwide commercial operations; President of Americas and Global Business, where he introduced a new global operating model that supported the development of several new business units that achieved global strategic reach; and President, North America.  He also served as a Director of the Immunex Corporation during its transition from a small cap specialty company to a $13 billion acquisition target by Amgen; and President of Wyeth-Ayerst, as well as Vice President of Healthcare Systems and Vice President of Marketing and Sales Operations.  Mr. Mahady retired in 2009 following the acquisition of Wyeth Corporation by Pfizer Inc.  Mr. Mahady received his B.S. degree in Pharmacy from St. John's University College of Pharmacy and his M.B.A. in Pharmaceutical Studies from Fairleigh Dickinson University.

Mr. Mahady brings to our Board extensive strategic and operational experience in the biopharmaceutical industry.  He also has broad international commercial experience, including a direct leadership role in more than 30 product launches, and a successful record of developing profitable businesses based on transformational technologies in both the US and international markets.

Bruce A. Peacock has served as a member of our Board since September 2010.  Since May 2006, Mr. Peacock has served as a Venture Partner with SV Life Sciences Advisors, LLC.  Since September 2010, Mr. Peacock has served as Chief Business Officer of Ophthotech Corporation.  Mr. Peacock has served as a Director and Co-Chairman of Alba Therapeutics and as President and Chief Executive Officer from April 2008 to February 2011.  Prior to joining SV Life Sciences Advisors, LLC, Mr. Peacock served as Chief Executive Officer and director of The Little Clinic, a medical care services company.  Previously, Mr. Peacock served as President and Chief Executive Officer and a director of Adolor Corporation, a publicly-held biotechnology company; as President, Chief Executive Officer and Director of Orthovita, Inc., a publicly-held orthopaedic biomaterials company; as Executive Vice President, Chief Operating Officer and Director of Cephalon, Inc.; and as Chief Financial Officer of Centocor, Inc.  Mr. Peacock serves as a member of the boards of directors of Invisible Sentinel Inc., Ocean Power Technologies, Inc. and has served as a member of the boards of directors of Pharmacopeia, Inc. (2004-2008), Ligand Pharmaceuticals Incorporated (2008-2009), and NeurogesX, Inc. (2007-2009).  Mr. Peacock earned a bachelor’s degree in Business Administration from Villanova University and is a certified public accountant.

Mr. Peacock brings extensive biotech and pharmaceutical experience to our Board, having held senior executive positions in a number of biotechnology, medical device and healthcare service organizations.  He has significant expertise in financial matters, having completed many debt, equity capital and alliance transactions, and also has significant experience in drug development, having led teams that gained regulatory approval of several drug candidates in the United States and in other major markets worldwide.  Mr. Peacock has also had responsibility for marketing, commercial and manufacturing operations.

Marvin E. Rosenthale, Ph.D. has served as a member of our Board since 1998.  Prior to his retirement in 1999, Dr. Rosenthale served as President and Chief Executive Officer of Allergan Ligand Retinoid Therapeutics, Inc., having joined as Vice President in 1993.  Previously, over a period of 16 years, Dr. Rosenthale served in a variety of executive positions at Johnson & Johnson, including Vice President, Drug Discovery Worldwide, at R.W. Johnson Pharmaceutical Research Institute, and director of the divisions of pharmacology and biological research and Executive Director of Drug Discovery Research at Ortho Pharmaceutical.  Prior to that, Dr. Rosenthale served in various positions with Wyeth Laboratories.  Dr. Rosenthale has previously served on the boards of directors of NuRx Pharmaceuticals Inc. (2008-2010), Radiant Pharmaceuticals Corp. (formerly AMDL, Inc., 2000-2006) and Allergan Specialty Therapeutics, Inc. (1998-2000), and currently serves on the boards of directors of two privately-held companies.  Dr. Rosenthale received a Ph.D. in pharmacology from Hahnemann Medical College, a M.Sc. in pharmacology from Philadelphia College of Pharmacy & Science and a B.Sc. in pharmacy from the Philadelphia College of Pharmacy & Science.

Dr. Rosenthale brings to our Board more than 50 years of management and executive experience in the pharmaceutical industry.  In addition, since 1998, he has served as a member of the board of directors of nine pharmaceutical companies which provides him a broad perspective of the customs, practices and strategic priorities of pharmaceutical companies in today’s challenging competitive and financial markets.

Required Vote and Recommendation

The directors are elected by a plurality of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, excluding broker non-votes.  See “How are stockholder votes counted?” at page 3.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings of the Board

The Board held four regular meetings and four special meetings during the fiscal year ended December 31, 2012.  All members of the Board attended either in person or by telephone at least 75% of the total number of meetings of the Board and the total number of meetings of Standing Committees of the Board on which they each served during 2012.  We do not have a formal policy regarding director attendance at the 2013 Annual Meeting; however, it is expected that, absent good reason, our directors will be in attendance.  All of our directors attended the 2012 Annual Meeting.

Director Independence

The Board presently consists of five members, one of whom serves as Chief Executive Officer.  Presently, Dr. Rosenthale and Messrs. Leone, Mahady and Peacock are “independent” directors within the meaning of the rules of the SEC and the listing requirements of Nasdaq.  Each director who serves on a Standing Committee, including the Compensation Committee, the Nomination and Governance Committee and the Audit Committee, is “independent” within the meaning of the SEC rules and the qualitative listing requirements of Nasdaq.

Board Leadership Structure

Our Board is comprised of four independent directors and our Chief Executive Officer.  Presently, the Board has the following Standing Committees: Audit Committee, Compensation Committee, and Nomination and Governance Committee.  Each of the Standing Committees is comprised solely of independent directors.  In accordance with Nasdaq requirements, our Audit Committee is responsible for overseeing risk management and updates the full Board periodically.

In 2012, our Board discussed its leadership structure, including that our then Chief Executive Officer also served as Chairman of the Board and that we did not have an independent lead director position.  With the approval of SURFAXIN®, the Board determined that a change in the leadership structure of the Board was warranted.  On September 14, 2012, the Board appointed Bruce A. Peacock to serve as lead independent director of the Board.  On January 3, 2013, following the resignation of W. Thomas Amick as our Chairman of the Board and Chief Executive Officer, John R. Leone, an independent director, was appointed to serve as Chairman of our Board.  With the appointment of Mr. Leone as Chairman, the Board no longer felt that a lead independent director role was necessary and Mr. Peacock stepped down from that role and continues to serve as an independent director.  Our Board will continue to evaluate its leadership structure in light of changing circumstances and will make changes at such times as it deems appropriate.  We believe that our directors provide effective oversight of the risk management function, especially through the work of the Audit Committee.

Committees of the Board

Audit Committee

The Audit Committee of the Board is a Standing Committee and currently consists of Bruce A. Peacock (Chairman), Joseph M. Mahady, and Marvin E. Rosenthale, Ph.D.  The primary functions of the Audit Committee include:

•	overseeing our financial statements, system of internal controls, auditing, accounting and financial reporting processes;
•	providing an independent, direct line of communication between the Board and independent auditors;
•	appointing, compensating, evaluating and, when appropriate, replacing independent auditors;
•	overseeing our tax compliance;
•	reviewing with management and our independent auditors the annual audit plan;
•	reviewing the Audit Committee Charter;
•	reviewing and pre-approving audit and permissible non-audit services; and
•	reviewing and approving all related-party transactions.

The Audit Committee is also responsible for addressing matters of accounting policy with our independent accountants.  In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention and has full access to all of our books, records, facilities and personnel.  The Audit Committee also has the power to retain legal, accounting and other advisors as it deems necessary to carry out its duties.  The Audit Committee met five times during the fiscal year ended December 31, 2012.

The Board has adopted a written Audit Committee Charter.  The composition and responsibilities of the Audit Committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with applicable listing requirements of Nasdaq and the rules of the SEC for corporate audit committees.  All members of the Audit Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.  The Board of Directors has determined that each of the members of our Audit Committee are “independent” in accordance with  Nasdaq listing standards and that Bruce A. Peacock meets the criteria of the SEC for an “audit committee financial expert.”

Report of the Audit Committee (1)

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Company’s annual report, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the review and discussion with management addressed management’s assessment as to the effectiveness of the Company’s internal controls over financial reporting and such other matters as are required to be discussed with the Audit Committee.  Pursuant to such dialogue, management prepared a report of its assessment of the Company’s internal controls over financial reporting, identifying the framework used by management in assessing the effectiveness of such internal control.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with Ernst & Young LLP, Company’s independent auditors, who are responsible for expressing an opinion on the conformity of such statements with generally accepted accounting principles in the United States.  This review included a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee meetings with Ernst & Young LLP were held with and without management present.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

Bruce A. Peacock, Chairman
Joseph M. Mahady
Marvin E. Rosenthale, Ph.D.

(1)  The material in this report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee of the Board is a Standing Committee and currently consists of John R. Leone (Chairman), Joseph M. Mahady and Bruce A. Peacock.  The primary duties of the Compensation Committee include:

•
review with management our policies regarding compensation policies relating to executive and general compensation, including but not limited to cash bonus compensation, and equity and other incentive plans;

•	review annually and approve corporate goals and objectives relating to compensation of executive officers and other senior officers;
•
evaluate performance of the Chief Executive Officer and other executives and reviews the CEO’s recommendations of the other senior officers in light of our goals and objectives and, based on that evaluation, determine the compensation of the CEO and other executive officers;

•	review and approve compensation arrangements for executive officers and other senior officers, including employment, severance and change in control agreements and any supplemental benefits;
•	oversee key employee benefit programs, policies and plans relating to compensation and, where deemed appropriate, programs, policies and plans relating to our other employees;
•	review, approve, and establish guidelines for the compensation of Board directors; and
•	review and discuss with management our annual report and proxy statement with respect to executive compensation matters.

The Compensation Committee, in its discretion, may confer with, and consider the recommendations of, management in establishing compensation policies and in setting compensation (and the form of compensation) for executives.  The Compensation Committee may also form, and delegate its authority to, subcommittees or other committees of the Board when deemed appropriate.  In addition, the Compensation Committee may, but did not in 2012, retain special legal, compensation or other consultants to advise it on compensation matters or as it deems appropriate.  The Compensation Committee holds meetings in conjunction with the regular meetings of the Board, and recently has met separately on a frequent basis to ensure that our compensation policies are aligned with and support the goals of the business.   The Compensation Committee met eight times during the fiscal year ended December 31, 2012.

The Board has adopted a written Compensation Committee Charter.  The composition and responsibilities of the Compensation Committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with applicable qualitative listing requirements of Nasdaq and the rules of the SEC for corporate compensation committees.  All members of the Compensation Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Executive Compensation Philosophy

In 2009, following receipt of a Complete Response letter from the U.S. Food and Drug Administration (“FDA”) for SURFAXIN, to closely manage our cash and conserve our resources, the Compensation Committee revised its policy with respect to compensation decisions and approved only infrequent increases in base compensation and awarded limited cash bonuses and equity awards.  In March 2012, after the FDA granted us marketing approval for SURFAXIN and as we prepared for the commercial introduction of SURFAXIN and our novel AFECTAIR® aerosol-conducting airway connector for infants, the committee decided to transition back to conducting annual reviews of executive compensation based on an assessment of the compensation practices of life sciences companies that are similarly situated, as well as management performance and success in advancing our corporate objectives and individual performance.  In May 2012, to reward and retain executive management, the committee awarded discretionary salary adjustments, cash bonus awards and equity awards.  In March 2013, the Compensation Committee conducted an assessment of compensation data of peer companies and our success in achieving various corporate goals and again awarded discretionary salary adjustments, cash bonuses and equity awards to management.  If we are successful in our efforts to initiate the commercial introduction of SURFAXIN and AFECTAIR, the Compensation Committee plans to initiate an annual review process in which executive compensation, including adjustments to base salary, bonus awards and long-term equity compensation, will be discussed and planned at committee meetings beginning in the fourth quarter of a calendar year, and then approved in the first quarter of the following year.  Until such time, the committee expects to focus on maintaining compensation at levels intended to retain our executive staff while conserving our cash resources.  See also, Proposal 3 – “Background,” and the discussion of our policies concerning long-term equity incentives.

Nomination and Governance Committee

The Nomination and Governance Committee currently consists of Marvin E. Rosenthale, Ph.D. (Chairman), Bruce A. Peacock, and John R. Leone.  The Nomination and Governance Committee has the authority to designate the nominees to stand for election as director at each annual meeting of the stockholders and to fill vacancies on the Board occurring between annual meetings.  Other duties of the Nomination and Governance Committee include:

•
evaluate annually the composition and organization of the Board and its committees in light of applicable rules and regulations, including but not limited to Nasdaq Listing Rules, and make recommendations to the Board;

•
determine criteria for selection of members of the Board, the Chairman of the Board, and members of the committees, and ensure that our Board members as a group represent a reasonable balance of professional, business and financial expertise and personal backgrounds;

•	evaluate and recommend to the Board a nominee to serve as Chairman of the Board, directors to serve on the committees of the Board and directors to serve as chairmen of such committees;
•
review and evaluate annually the performance of individual Board members proposed for reelection and make recommendations to the Board regarding the appropriateness of each director’s standing for reelection, and, at such other times as are appropriate, review and evaluate the conduct of a particular Board member, and, if deemed necessary, recommend to the Board such action, including termination of membership, in accordance with any applicable code of conduct or ethics or any corporate governance principles or guidelines adopted by the Board, for cause or other reason;

•
review, evaluate and approve all nominees for election to the board, verify their qualifications, experience and fitness for service, assess their individual profiles against the mix of skills, strengths and expertise of current Board members, and determine their willingness to serve as a director;

•	identify, evaluate and approve nominees for election to the Board upon the resignation, removal of directors from the Board or creation of other vacancies
•	identify, evaluate and approve a slate of nominees for election to the Board at the Annual Meeting of Stockholders;
•
evaluate all nominees submitted by stockholders for election to the Board, determine if such submissions comply with our Amended and Restated By-Laws (“By-Laws”) and all applicable rules and regulations, and, if such candidates meet the criteria established by the Nomination and Governance Committee, in its sole discretion, approve such nominees for election at the next Annual Meeting of Stockholders; and

•
evaluate all stockholder proposals submitted to us, determine if such submissions are in compliance with the By-Laws and all applicable rules and regulations, and recommend appropriate action on each proposal to the Board.

The Nomination and Governance Committee considers candidates for director nominees that may be identified by the Committee, or proposed by directors, executive officers of the Company and stockholders (see page 39).  In 2012, as we embarked on the our commercialization plan to introduce SURFAXIN and AFECTAIR in the United States, the committee initiated a search to identify potential directors who could bring commercial, marketing and related expertise to the Board and provide guidance and market knowledge to our initiatives.  In October 2012, the Nomination and Governance Committee retained a leading global retained executive search firm, CTPartners, to assist the Board with identifying and evaluating director candidates.  The committee evaluated a number of candidates and, through these efforts, identified and elected to the Board Messrs. Leone and Mahady.  The committee continues to consider candidates and expects to recommend additional nominees to the Board in the future.  The Nomination and Governance Committee met five times during the fiscal year ended December 31, 2012.

The Nomination and Governance Committee seeks candidates who will complement the Board and provide it with diverse expertise and perspectives (functional, cultural and geographic).  In selecting nominees, the Nomination and Governance Committee assesses the independence, character, relevant expertise and experience of candidates and endeavors to collectively establish within the Board areas of core competencies, such as business judgment, management, accounting and finance, industry knowledge, leadership, strategic vision, and knowledge of domestic and international markets and marketing.  The Board may also seek nominees who are widely recognized as leaders in the fields of medicine or the biological sciences.  Additional criteria include personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to prepare for and attend meetings and participate effectively as a member of the Board.  Consideration is also given to whether the qualifications of a potential nominee complement and supplement the skills of existing members of the Board.

The Board has adopted a written Nomination and Governance Committee Charter.  The composition and responsibilities of the Nomination and Governance Committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with applicable qualitative listing requirements of Nasdaq and the rules of the SEC for corporate nominating committees.  All members of the Nomination and Governance Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Availability of our Audit, Compensation and Nomination and Governance Committees Charters

A current copy of our Audit Committee Charter, Compensation Committee Charter, and Nomination and Governance Committee Charter are available on our website at http://www.discoverylabs.com.  Our website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation for his services. Directors who are also employees are not compensated separately for serving on the Board or any of its committees.  From January 1, 2012 through September 30, 2012, each of our non-employee directors received cash compensation for his services in the following amounts, as applicable: (i) $4,500 per quarter for each director other than the Chairman of the Board, and $6,000 per quarter for the Chairman of the Board, (ii) $1,000 per quarter for each director who served on one or more of the standing committees; and (iii) $500 per quarter for each director who served as Chairman of any of the standing committees.  On September 14, 2012, the Board approved adjustments to director compensation such that each of our non-employee directors received cash compensation for his services in the following amounts as applicable: (i) $6,250 per quarter for all directors other than the Chairman of the Board, and $8,750 per quarter for the Chairman of the Board, (ii) $2,500 per quarter for the director who served as Chairman of the Audit Committee, (iii) $2,500 per quarter for the director who served as Chairman of the Compensation Committee, (iv) $1,875 per quarter for the director who served as Chairman of the Nomination and Governance Committee, (v) $1,750 per quarter for each director who served as a non-Chairman member of the Audit Committee, (vi) $1,250 per quarter for each director who served as a non-Chairman member of the Compensation Committee, and (vii) $1,000 per quarter for each director who served as a non-Chairman member of the Nomination and Governance Committee.  In addition, in January 2013, the Compensation Committee adjusted the per quarter stipend payable to the Chairman of the Board from $8,750 per quarter to $12,500 per quarter.  The Compensation Committee anticipates that it will conduct a review of peer company director compensation practices before considering changes to our director compensation policy and amounts in the future.

The following chart summarizes the cash compensation paid to our non-employee directors during the year ended December 31, 2012.  To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Stock Awards,” “Non-Equity Incentive Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation.”  In addition to the items included in the chart, directors also are entitled to expense reimbursements for their travel, lodging and other expenses incurred in connection with attendance at meetings of the Board, Board Committee meetings and related activities.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total

Antonio Esteve, Ph.D.	$19,750	$116,130	$135,880
John R. Leone	3,329	44,157	47,486
Max E. Link, Ph.D.	29,000	116,130	145,130
Bruce A. Peacock	29,500	116,130	145,630
Marvin E. Rosenthale, Ph.D.	29,125	116,130	145,255

(1)
Represents the grant date fair value of the stock options computed in accordance with Accounting Standards Codification (ASC) Topic 718 “Stock Compensation”(ASC Topic 718).  The assumptions utilized are described in Note 11, “Stock Options and Stock-based Employee Compensation,” to our consolidated financial statements for the year ended December 31, 2012, which are included in the accompanying 2012 Annual Report to Stockholders.  The amounts reported in the table have not been paid to, nor realized by, the director.  The Compensation Committee approved grants (i) on June 8, 2012, to each of Mr. Peacock and Drs. Esteve, Link and Rosenthale of options to purchase 60,000 shares with an exercise price of $2.47, and (ii) on November 13, 2012, to Mr. Leone of options to purchase 30,000 shares with an exercise price of $1.99.  All options granted in 2012 vest in three equal annual installments beginning with the first year anniversary of the grant.  All options have a term of 10 years. Upon the resignation of Drs. Link and Esteve in January 2013, their options reflected above were forfeited.

Pursuant to our charter documents, we indemnify our directors to the maximum extent permissible under the General Corporation Law of the State of Delaware.  In addition, we have entered into indemnity agreements with Messrs. Leone, Mahady and Peacock and certain of our executive officers that provide, among other things, that we will indemnify them under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of ours, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and our By-Laws.

PROPOSAL 2

RATIFICATION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board, acting upon the recommendation of the Audit Committee, reappointed the firm of Ernst & Young LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2013.

Although action by the stockholders in this matter is not required under the General Corporation Law of the State of Delaware, the Board believes that it is appropriate to seek stockholder action regarding this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting.  If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm.  Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

Audit, Audit Related, Tax and Other Accountant Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2011, fees for the review of quarterly reports on Form 10-Q during these periods and fees for other services rendered by Ernst & Young LLP during those periods:

Fee Category:	Fiscal 2012	% of Total	Fiscal 2011	% of Total

Audit Fees	$300,000	72%	$232,000	74%
Audit-Related Fees	60,000	14%	58,000	18%
Tax Fees	60,000	14%	26,500	8%
Total Fees	$420,000	100%	$316,500	100%

Audit Fees are fees that we paid to Ernst & Young LLP for: the audit of our annual consolidated financial statements, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and audits related to federal grant awards that support our development activities.

Audit- Related Fees are fees for services related to registration statements and other offering memoranda and accounting consultation.

Tax Fees consisted of tax compliance/preparation and other tax services.  No portion of these tax fees related to financial information or operational system design or implementation services.

The Audit Committee or a designated member of the Audit Committee pre-approved all audit and non-audit services rendered to us by Ernst & Young LLP in 2012 and 2011.

The Audit Committee has considered whether the provision of all other services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP and has concluded that Ernst & Young LLP is independent.

Pre-Approval Policies

The Audit Committee pre-approves specified audit and non-audit services to be provided by our independent auditors prior to the engagement of our independent auditors.  With respect to other audit and non-audit services, a designated member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman of the Audit Committee informs the Audit Committee of such approval at its next regularly scheduled meeting.  Our Vice President, Finance, and Chief Accounting Officer monitors the performance of all services rendered by our independent auditors, determines whether such services are within the list of pre-approved services and informs the Audit Committee on a timely basis of any such services.

On an ongoing basis, our Vice President, Finance, and Chief Accounting Officer, together with our independent auditor, is responsible to submit to the Audit Committee all requests for approval of services that require a specific pre-approval.  The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services.  On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts.  The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

Representatives of Ernst & Young LLP are expected to be available at the 2013 Annual Meeting of Stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

PROPOSAL TO AMEND THE 2011 LONG-TERM INCENTIVE PLAN
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
RESERVED FOR ISSUANCE UNDER THE PLAN

The Board has adopted, declared advisable and directed to be submitted to our stockholders an amendment (the “Plan Amendment”) to the Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 1.5 million shares, from 6,200,000 shares to 7,700,000 shares.  As of March 31, 2013, approximately 1.5 million shares (plus any shares that might in the future be returned to the 2011 Plan as a result of cancellations, expirations and forfeitures) are available for future grant under the 2011 Plan.  Capitalized terms used in this Proposal are defined in the 2011 Plan.  A description of the 2011 Plan follows this Proposal.

Background

Our Board believes that equity incentives are a powerful, necessary means to align the interests of our management and employees with those of our stockholders.  The purposes of our long-term incentive plans are to encourage selected employees, directors and consultants to acquire a proprietary interest in our future growth and performance, to generate an increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of our stockholders, and to enhance our ability to attract and retain exceptionally qualified individuals upon whom, in large measure, our progress, growth and profitability depend.  The Board believes that the Plan Amendment as proposed is necessary to ensure that we can continue to grant equity incentives at levels deemed by the Compensation Committee and the Board to be both appropriate and competitive.

In 2007, the predecessor plan (“2007 Plan”) to the 2011 Plan was approved by our stockholders with 566,667 shares available for issuance thereunder.  In 2009, we asked our stockholders to approve an increase in shares available for issuance, but the proposal did not receive the required number of votes to pass.  As a result, with few shares remaining available under the 2007 Plan, the Compensation Committee was limited in its ability to provide equity incentives to management.  As of December 31, 2010, there were outstanding options to purchase 942,955 shares of our common stock, which represented 6.8% of our outstanding shares, and were exercisable at an average exercise price of $56.17 per share.  On that date, our stock closed at a market price of $3.33 per share.

The 2011 Plan was approved by stockholders in October 2011 with 3.7 million shares available for issuance thereunder.  With approval of the 2011 Plan, the Compensation Committee considered that, with very limited exceptions, almost three years had passed without a grant of equity awards to our management team.  To retain existing talent and attract new talent, the committee decided that it was necessary and appropriate to restore long-term compensation incentives to a level deemed competitive and appropriate to our situation and needs.  Rather than make a single large award to restore individual equity values, the committee decided to implement its decision over time while also taking into account periodic assessments of individual performance, our success in achieving our corporate goals, and the compensation practices of life sciences companies that are similarly situated and that compete with us for talent.  In October 2011, the committee granted awards to members of management and other key employees totaling approximately 1.7 million shares with an exercise price of $1.83 per share.

In March 2012, we achieved a significant corporate goal when the FDA granted us authorization to market SURFAXIN in the United States.  We also announced in February 2012 that we had registered with the FDA our AFECTAIR medical device, a novel aerosol-conducting airway connector.  To recognize the professional dedication and persistence of management and other key employees in successfully achieving these key milestones, and consistent with its decision to continue to restore over time the levels of long-term compensation incentives, the Compensation Committee granted stock option awards in May 2012 to members of management and other key employees totaling approximately 1.0 million shares with an exercise price of $2.71 per share.  See also, “–Executive Compensation Philosophy,” at page 12.

With the approval of SURFAXIN, we are building our own specialty respiratory critical care commercial and medical affairs organizations to specialize in neonatal critical care indications, beginning with respiratory distress syndrome (RDS).  These teams will execute the launch of our KL4 surfactant products in the United States, beginning with SURFAXIN and thereafter, if approved, AEROSURF®, and will be primarily responsible for the introduction of our AFECTAIR aerosol-conducting airway connectors for infants.  To attract the best commercial and medical affairs talent available, our compensation package necessarily had to include new-hire equity incentives.  During 2012, we assembled our initial teams and granted options awards to provide long-term equity incentives.

In addition to our commercial activities, we are developing our aerosolized KL4 surfactant pipeline programs and our aerosol delivery technologies to support a potentially significant respiratory critical care franchise.  AEROSURF is a drug/device combination product consisting of our KL4 surfactant and our capillary aerosolization device (CAG).  We are initially focused on developing AEROSURF for premature infants at risk for RDS.  We currently plan to initiate Phase 2 AEROSURF clinical trials in the fourth quarter 2013.  To be successful, we require access to a wide range of expertise to support drug and medical device development and design, development and management of clinical trials.  We also need to retain our existing business personnel (including finance, legal and administrative) and attract additional talent to support our expanding activities.

Since the 2011 Plan does not provide for automatic grants to non-employee directors, the Compensation Committee must decide whether to recommend annual equity award to directors and the amount of each award.  Our directors did not receive equity awards in 2011.  In June 2012, following a review of director compensation paid and awarded to comparable companies in our market, the Board approved an award of options to purchase 60,000 shares of common stock to each non-employee director.  These awards totaled in the aggregate 240,000 shares.  The Compensation Committee plans to conduct an updated review of director equity compensation among comparable companies prior to recommending future awards to non-employee directors.

In March 2013, the Compensation Committee conducted an assessment of members of management individual performance, our success in achieving our corporate goals, and the compensation practices of comparable life sciences companies and, consistent with its commitment to restore long-term compensation levels over a period of time, made special discretionary grants to members of management and employees totaling approximately 1.6 million shares with an exercise price of $2.36 per share.

We have a business plan that includes a number of milestones.  All these activities will require committed and experienced personnel with varied backgrounds and capabilities.  We have initiated the commercial introduction of AFECTAIR device for infants.  We are working to respond to a recent request for information and recommendations from the FDA that responds to a submission we made in the fourth quarter of 2012 that included updated SURFAXIN product specifications.  If we are successful and the FDA agrees with our response for SURFAXIN, we anticipate that the commercial introduction of SURFAXIN in the United States and the initiation of our Phase 2 clinical program for AEROSURF will occur in the fourth quarter 2013.  We expect to use our lyophilized KL4 surfactant for AEROSURF and we are planning to complete the tech transfer and manufacturing development of our manufacturing process to a contract manufacturing organization (CMO) experienced in lyophilized products.  We expect that our CMO will be able to manufacture drug product for our AEROSURF clinical program.  To generate the capital necessary to fund our activities, we have established a new $25 million at-the-market equity sales (ATM) program with Stifel Nicolaus and Company, Incorporated, and we have entered into a secured credit arrangement with Deerfield Management L.P. affiliates that could provide up to $30 million, subject to certain conditions.  We also continue our efforts to identify strategic partners that have broad experience to assist us in markets outside the U.S. with regulatory and product development expertise, a sharing of development expenses, as well as, if our products are approved, an ability to commercialize our products, and we will consider other financing and similar transactions.  Since our cash needs exceed our revenues, we depend and have depended upon our long-term equity incentives to provide the basis for long-term compensation.  It is important that our Compensation Committee have a sufficient number of shares available to ensure that we can continue to grant equity incentives at levels deemed appropriate by the Compensation Committee and the Board, to restore levels of long-term compensation and to provide equity incentives and awards in recognition of goals to be achieved in the future.

As of March 31, 2013, there were outstanding to all grantees, including present and former directors and employees and consultants, options to purchase 5,489,140 shares, representing 12.5% of our outstanding shares of Common Stock, and approximately 1.5 million shares remain available for issuance under the 2011 Plan.

In 2012, instead of seeking approval for a large number of shares under our long-term incentive plans, we believed it preferable to seek approval of fewer shares on a more frequent basis.  Accordingly, in 2012, we requested a sufficient number of shares to cover our anticipated needs through 2013.  Consistent with this thinking, we are again requesting approval for additional shares that we anticipate would be sufficient to meet our requirements for equity incentives to our directors, management, and employees, both existing and new, through 2014.  The Board has requested that the stockholders approve an increase in the number of shares available for issuance under the 2011 Plan by 1.5 million shares, from 6.2 million shares to 7.7 million shares.

The Plan Amendment

Our Board believes that, if the Plan Amendment is not approved, the shares currently available to provide incentives for current and future employees and consultants will be insufficient to retain the talent and expertise on which we currently rely, and to attract and retain highly-qualified executives and professional and scientific expertise that will be required to accomplish our long-term goals.  If we are unable to retain the talent and expertise on which we so heavily rely, and attract the new talent, both management and professional, that we require, we may be unable to meet our long term objectives, which would adversely affect our business and cause the market value of our common shares to decline.  The Board strongly recommends that our stockholders approve the Plan Amendment.

If the Plan Amendment is not approved by our stockholders, we will continue to use the 2011 Plan.  However, given that we may have insufficient shares available for issuance to cover our projected grants, we may be required to significantly increase the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees.  Replacing equity awards with cash awards may not only misalign the interests of our executive officers with the interests of our stockholders, it would also increase our cash compensation expense and necessitate the use of cash that we could otherwise utilize in our business.

Our Board believes that equity incentives are a powerful necessary means to align the interests of our management and employees with those of our stockholders.  As of March 31, 2013, the outstanding options under all of our long-term incentive plans total in the aggregate 5,489,140 shares, or approximately 12.5% of our outstanding shares.  Of the total options outstanding, 4,662,581, or approximately 84.9%, are held by current directors, management and employees.  The remaining approximately 15.1% are held by former employees and consultants.  The following table sets forth an analysis of the exercise prices of all outstanding options for all current employees and directors as of March 31, 2013:

Options Exercise Price Range	Weighted Average Price	Average Remaining Term (years)	Options Outstanding (shares)	% of Options Outstanding	Options as % of Shares Outstanding(1)

< $2.00	$1.83	8.4	1,311,325	23.9%	3.0%

$2.01 - $3.00	$2.47	9.6	2,963,650	54.0%	6.8%

$3.01 - $15.00	$3.71	9.0	29,200	0.5%	–

>$15.01	$52.09	3.9	358,406	6.5%	0.8%

(1) As of March 31, 2013, 43,764,737 shares of Common Stock were issued and outstanding.

In approving the Plan Amendment and recommending it to our stockholders, the Board also considered the following factors:
•	As of March 31, 2013, the outstanding options held by our current directors and members of management comprise approximately 7.6% of our outstanding shares;
•
As of March 31, 2013, approximately 1.5 million shares (plus any shares that might in the future be returned to the 2011 Plan as a result of cancellations, expirations and forfeitures), representing 3.4% of our outstanding shares, are available for future grant under the 2011 Plan.

•
If the Plan Amendment is approved, the total shares under existing awards and shares available for grant will represent approximately 19.3% of our outstanding shares.  The Board would use these shares for periodic awards to non-employee directors, officers, non-officer employees and consultants to retain existing talent, and to attract and retain new directors, officers, employees and consultants, as needed.

•
The Board has requested sufficient shares to meet our anticipated needs for the near future.  As noted above, the Board believes that, in this stage of our development, it is prudent to return to the stockholders for authorization more frequently, rather than seek approval for the maximum number shares that would likely be acceptable.

The Board believes that the Plan Amendment is a important component of our compensation policy and necessary to ensure that we can continue to grant equity incentives at levels deemed by the Compensation Committee and the Board to be both appropriate and competitive.

New Plan Benefits

If the Plan Amendment is approved, the Compensation Committee plans to continue its efforts to restore long-term compensation over time to a level that corresponds to other comparable biopharmaceutical and life sciences companies, to reinstate its previous practice of considering periodic awards to our directors, officers and key non-officer employees, and to provide equity incentives that will align the interests of our directors, officers and employees with those of our stockholders.  If our stockholders approve Proposal 3, the Compensation Committee may determine in 2013 to (i) make additional awards to our directors, officers and key employees, (ii) make awards to new hires and to induce potential executive officers to join us, or (iii) make awards to consultants and expert advisors in connection with our research and development programs, although there can be no assurance that the Compensation Committee will make any such awards.  To determine the size of grants to individual executives, the Compensation Committee will consider a number of factors, including our success in, and the executive’s contribution to, achieving corporate goals, the scope of an executive's responsibilities, individual performance, the executive’s expected contribution to achieving our corporate goals in the future, the size, value and term of current long-term compensation, and the size and frequency of grants by comparable biopharmaceutical and life sciences companies to similarly-situated executives.  In addition, to determine the level of awards for non-executive employees, the Compensation Committee plans to review available data about awards of similarly-situated companies (based on size, region and markets) to employees holding comparable positions and plans to make annual awards based in part on this data.  In making its determinations, the Compensation Committee plans to rely, among other criteria, on market surveys such as the Radford Global Life Sciences Survey, a compilation of compensation data from over 641 biotech and pharmaceutical companies reported based upon such criteria as company size, geographic location, title and job responsibilities.  The Compensation Committee does not have a policy of adhering to a strict formulaic process to determine the weighting of components of compensation.  Rather, the Compensation Committee will assess the totality of the circumstances, and may, in its discretion, consider and give weight to such additional factors as an individual’s overall contribution, teamwork skills and leadership qualities.

On March 28, 2013, the closing market price per share of our common stock, The NASDAQ Capital Market symbol: DSCO, was $2.29.

Required Vote and Recommendation

The affirmative vote of a majority of the shares or our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Plan Amendment.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PLAN AMENDMENT.

DESCRIPTION OF THE 2011 PLAN

This section includes a summary of the 2011 Plan, and is qualified in its entirety by the full text of the 2011 Plan, which we filed with the SEC on August 15, 2011 as Appendix II to our 2011 Definitive Proxy Statement on Form DEF 14A.  Copies of the 2011 Plan may also be obtained by writing to us at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, attention Corporate Secretary, Legal Department.  The 2011 Plan was adopted by the Board on July 28, 2011, to be effective only upon approval of our stockholders, which occurred at the 2011 Annual Meeting of Stockholders on October 3, 2011.

The purposes of the 2011 Plan are to encourage selected employees, directors and consultants to acquire a proprietary interest in the future growth and performance of the Company, to generate an increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of our stockholders, and to enhance our ability to attract and retain exceptionally qualified individuals upon whom, in large measure, our sustained progress, growth and profitability depend.

The 2011 Plan replaced our 2007 Plan.  No further awards will be granted under the 2007 Plan, although any shares returnable to the 2007 Plan as a result of cancellations, expirations, forfeitures, settlements in cash or other termination or settlement without delivery of the full number of such shares, shall automatically become available for issuance under the 2011 Plan.  On its effective date, the 2007 Plan replaced the 1998 Plan.  No further options are issuable under the1998 Plan and shares returnable to the 1998 Plan due to cancellations, expirations and forfeitures are not made available for re-issuance under either the 2007 Plan or the 2011 Plan.  Awards outstanding under the 1998 Plan and the 2007 Plan continue to be governed by the terms of the 1998 Plan or 2007 Plan, as appropriate (and the applicable award agreements).

Eligibility.  All of our employees, directors or consultants are eligible to participate in the 2011 Plan.  As of March 31, 2013, we had approximately 122 full-time and part-time officers and employees, five directors and an estimated 25 consultants that are eligible participants under the 2011 Plan.

Administration.  Under the 2011 Plan, a committee of at least two directors who are both “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act is responsible for the administration of the 2011 Plan.  The Board has designated the Compensation Committee (the “Committee”) to be the responsible committee to administer the 2011 Plan.  Under the terms of the 2011 Plan, the Committee has the authority to:

•	establish rules and guidelines for the administration of the 2011 Plan and amend, suspend or waive any such rules or guidelines;
•	select the employees, directors and consultants to whom awards are granted and to make such grants;
•	determine the size and types of awards to be granted and the number of shares covered by such awards;
•	set the terms and conditions of such awards (including the prices, consideration to be paid, expiration dates and other material conditions upon which such awards may be exercised);
•	prescribe award agreements evidencing or setting the terms of such awards (which need not be the same for each participant);
•	determine whether, to what extent, and under what circumstances the awards may be settled or exercised in cash, shares, other securities or other awards;
•	determine whether, to what extent, and under what circumstances awards may be canceled, forfeited or suspended;
•
appoint agents that the Committee deems appropriate for the proper administration of the 2011 Plan and make any determination the Committee deems necessary or desirable for the administration of the Plan; and

•	correct any defect, supply any omission or reconcile any inconsistency in the 2011 Plan or any award thereunder in a manner it deems desirable to carry the 2011 Plan into effect.

The Committee has the sole discretion to administer, make determinations under and interpret the 2011 Plan.  The Committee may delegate its authority under the 2011 Plan to one or more members of the Committee or our officers in accordance with the terms and limitations of the 2011 Plan.

Shares Available for Awards.  Shares delivered pursuant to an award may consist of authorized and unissued shares or treasury shares.  If any shares covered by an award under either the 2011 Plan or the 2007 Plan are forfeited or otherwise terminated or settled without delivery of shares, then the shares covered by such an award shall again be available for granting awards under the 2011 Plan.  In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against shares available for granting awards under the 2011 Plan.

Stock Options and Stock Appreciation Rights.  The Committee may award stock options in the form of nonqualified stock options or incentive stock options, or stock appreciation rights, each with a maximum term of ten years.  The Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, other awards or other property or any combination thereof.  The exercise price for an option shall not be less than 100% of the fair market value of one share on the date of grant, subject to certain adjustments described below. The Committee will establish the per-share stock grant price, which shall not be less than 100% of the fair market value of one share on the date of grant, subject to certain adjustments described below.  The Committee shall also establish the vesting schedule and the method of settlement of stock appreciation rights, which may include cash, shares or other property, and whether or not a stock appreciation right will be freestanding or in tandem or combination with any other award.  A stock appreciation right confers upon the recipient the right to receive, upon exercise of a vested stock appreciation right, the excess of the fair market value of one share on the date of exercise over the per-share grant price.

Restricted Stock and Restricted Stock Units.  The Committee may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends.  The Committee may establish the manner and timing under which restrictions may lapse.  If employment is terminated during the applicable restriction period, shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee or as provided in the applicable award agreement.

Performance Awards and Other Stock-Based Awards.  The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee.  Performance criteria are such measures, as determined by the Committee, which are used to measure performance during a performance period.  The Committee may designate performance criteria from among the following, either individually, alternatively, or in any combination, applied either to us as a company or to a business unit or related subsidiary, measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated company group:

•	achieving specified milestones in the discovery, development, commercialization or manufacturing of one or more of our product candidates;
•	obtaining debt or equity financing;
•	achieving personal management objectives;
•
achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets.

Performance criteria may be subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or business, or related to a change in accounting principle, or otherwise.  The Committee may grant other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares, under the terms and conditions as the Committee will determine.

Dividend Equivalents.  The Committee may grant dividend equivalent awards that entitle the participant receiving such award the right to receive payments equivalent to dividends or interest with respect to the number of shares and on the terms as determined by the Committee.  The Committee may provide that the amounts (if any) of such awards will be deemed to have been reinvested in additional shares or otherwise reinvested.  With respect to dividend equivalents on restricted stock units, unless otherwise determined by the Committee, such dividend equivalents will be either (A) paid with respect to such restricted stock units at the dividend payment date in cash or unrestricted shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such restricted stock units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in restricted stock units, other awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a participant to elect, and will be paid when the restricted stock units to which they relate are settled.  Unless otherwise determined by the Committee, cash, shares and other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock and restricted stock units with respect to which such shares or other property have been distributed.

Transferability and Per-Person Limitations.  Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee.  Awards may not be pledged or otherwise encumbered.  The number of shares with respect to which stock options and stock appreciation rights may be granted during any year to an individual participant will not exceed 1.5 million shares, and the number of shares with respect to which restricted stock, restricted stock units, performance awards and other stock-based awards that may be granted in any year to an individual participant will not exceed 750,000 shares, in each case, subject to adjustment as described below.  The aggregate number of shares subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code granted in any calendar year to any one individual (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three million shares (in the case of awards denominated in shares) or $5 million (in the case of awards settled in cash) per calendar year.  In the case of an award with a multi-year performance period, these limits shall apply to each full or partial calendar year in the performance period.

Adjustments.  In the event of certain corporate transactions or events affecting the number or type of our outstanding common shares, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan.  These adjustments include changing the number and type of shares to be made the subject of awards under the 2011 Plan and outstanding awards; changing the per-participant limitations on awards and the grant, purchase or exercise price of outstanding awards; other value determinations applicable to outstanding awards and changing the limit on the total amount of restricted stock, restricted stock units, performance awards or other stock-based awards that may be granted.  The Committee may also make adjustments in the terms of awards in connection with certain acquisitions, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles.

Termination.  Unless otherwise provided in the award agreement, in the event that a participant’s employment or service is terminated for cause, such participant’s unvested or unexercised awards shall immediately be forfeited or terminate, as applicable.  On the death or disability of a participant, such participant’s restricted stock awards shall become nonforfeitable, and exercisable unexercised options or stock appreciation rights may, during the term of such award, be exercised within the 12 months after such participant’s death, and within ninety 90 days after termination on account of disability (but in each case, only during the term of such award).  On termination for any other reason, the participant’s forfeitable restricted stock awards shall be forfeited, and the participant’s exercisable unexercised options or stock appreciation rights may be exercised during the term of such award not later than three months after such termination.  On termination for cause, or in the event a participant breaches post-termination covenants, we may repurchase for a period of one year after such termination for cause or actual discovery by us of the breach, as applicable, at the lesser of the purchase price or fair market value all or a portion of shares acquired upon exercise of an award or require a participant to repay the amount of profits derived by participant upon the disposition of shares underlying an award during the previous three years.

Plan Term.  The 2011 Plan will terminate on the date on which no shares remain available for delivery under the 2011 Plan and we have no further rights or obligations under the 2011 Plan with respect to outstanding awards under the 2011 Plan, unless earlier terminated in accordance with the provisions of the 2011 Plan.

Amendments.  The Committee may waive conditions or amend the terms of awards, or otherwise amend or suspend awards already granted subject to certain conditions.  Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan in whole or in part at any time, except that, without prior stockholder approval:

•	no material amendment shall be made for which stockholder approval is required by law, regulation, or stock exchange;
•	no amendment may increase the number of shares available for award under the 2011 Plan except through adjustments as described above; and
•
no amendment will permit the re-pricing of options, stock appreciation rights or other stock-based awards (whether through replacement, cancellation and re-grant or by lowering the exercise price or grant price of a previously granted award).

Change in Control.  Except as otherwise provided in a participant’s employment, consulting or other applicable agreement, in the event of a Change in Control (as defined below), the vesting of outstanding options and stock appreciation rights will automatically be accelerated and become immediately exercisable, unless such awards are assumed by the successor corporation, replaced with an equivalent cash incentive program or the acceleration of such awards is subject to other limitations under the applicable award agreement.  In the event of a Change in Control, outstanding restrictions on restricted stock awards will terminate automatically, and shares subject to such restrictions will immediately vest in full, except that the following restrictions shall survive: (i) any repurchase rights we have are assigned to the successor corporation or (ii) such awards are subject to other limitations under the applicable award agreement or would trigger additional taxes under Section 409A of the Code.

“Change of Control” has the meaning set forth in a participant’s employment, consulting or other applicable agreement, or if such term is not defined in any such agreement, has the meaning provided in the 2011 Plan, which includes change of control for purposes of Section 409A of the Code.

Federal Income Tax Consequences.  The grant of an option or stock appreciation right will create no tax consequences for the participant or us at the time of the grant.  A participant will have no taxable income upon exercise of an incentive stock option except that the alternative minimum tax may apply.  Upon exercise of an option other than an incentive stock option, or a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise or grant price.  Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.  Other awards under the 2011 Plan, including restricted stock and restricted stock units will generally result in ordinary income to the participant equal to the value of the award at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other awards.

We are generally entitled to claim a tax deduction with respect to an award granted under the Plan when the participant recognizes ordinary income with respect to the award in an amount equal to the ordinary income that is recognized by the participant.  We are not entitled to claim any tax deduction for any amount recognized by a participant as capital gains.

Section 83.  A participant may elect under Section 83(b) of the Code to be taxed at the time of grant of restricted stock or other restricted property on the value of the property at that time rather than to be taxed when restrictions or the risk of forfeiture lapses on the value of the property at that time, and we would have a deduction available at the same time and in the same amount as the participant recognizes income.

However, if the participant subsequently forfeits the shares or property, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which her or she previously paid tax.  Except as discussed below, we generally will be entitled to a tax deduction at the time and equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m).  Section 162(m) of the Code limits the amount of compensation we may deduct with respect to our Chief Executive Officer and each of the other Named Executive Officers (other than a chief financial officer) to $1 million per year.  However, this limitation does not apply to certain performance-based compensation.  By requesting stockholder approval of the Plan, as amended by the Plan Amendment described in this proxy statement, we intend that stock options and stock appreciation rights, and also restricted stock and restricted stock units granted under the 2011 Plan, as amended, that are subject to performance goals will have the potential to qualify as performance-based compensation exempt from the $1 million deductibility cap.  A number of requirements must be met in order for particular compensation to qualify as performance-based , including a requirement that the performance measures used are approved by our stockholders.  The Committee may, in its discretion, determine to provide awards that are not exempt from the $1 million deductibility cap, and thus there can be no assurance that compensation under the 2011 Plan, as amended, will be fully deductible.  In addition, restricted stock and other awards that are not subject to specified performance goals, generally will not qualify for the exemption for performance-based compensation, and compensation paid to certain executive officers may not be deductible under all circumstances.

Section 409A.  Some restricted stock units and other awards subject to deferral features (excluding certain exempted short-term deferrals) may be subject to Section 409A of the Code, which regulates deferral arrangements.  In such cases, the settlement of the award would have to meet certain restrictions in order for the participant not to be subject to accelerated tax and a tax penalty at the time of vesting rather than at the time of settlement.  One significant restriction would be a requirement that the timing of the settlement not be controlled by the participant’s exercise of discretion.  If the participant is subject to accelerated tax at the time of vesting (instead of the time of settlement), our deduction would also be accelerated.  We intend that awards under the 2011 Plan will generally be structured to meet applicable requirements under Section 409A.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2011 Plan.  Different tax rules may apply to specific participants and transactions under the 2011 Plan, particularly in jurisdictions outside the United States.

PROPOSAL 4

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 150 MILLION SHARES

The Board, subject to approval of our stockholders, has authorized an amendment (the “Share Amendment”) to our Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance from 100 million to 150 million.  The additional Common Stock to be authorized by adoption of the Share Amendment would have rights identical to our currently outstanding shares of Common Stock.  The number of authorized shares of our preferred stock (“Preferred Stock”) will not be affected by the Share Amendment.  The number of shares of our authorized Preferred Stock will be maintained at five million.  The form of the proposed Share Amendment is attached to this Proxy Statement as Exhibit A.

The Share Amendment would become effective upon its approval by our stockholders and the subsequent filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Certificate of Incorporation.

Purpose of the Share Amendment

Of the 100 million shares of Common Stock that are presently authorized under our Certificate of Incorporation, as of March 31, 2013, approximately 68.7 million shares of Common Stock are either issued and outstanding or reserved for issuance upon exercise of outstanding warrants, under our long-term equity incentive plans and our 401(k) benefit plan and Committed Equity Financing Facility.  As a result, only approximately 31.3 million shares are currently available for future issuance.  Accordingly, our Board has directed that we submit this Proposal 4 to the stockholders for approval to increase the number of authorized shares of Common Stock from 100 million shares to 150 million shares.

Our stockholders, in 2011, approved an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 50 million to 100 million shares.  The Board anticipated at that time that 100 million shares of authorized Common Stock would be sufficient to support continued funding (through potential strategic alliances, financings and other similar transactions) of our research and development activities and operations while we continued our efforts to gain marketing approval in the United States and effect the commercial introduction of SURFAXIN for the prevention of respiratory distress (RDS) in premature infants at high risk for RDS.  In March 2012, the FDA granted us marketing approval for SURFAXIN.  In October 2012, we determined that one of our analytical chemistry methods used to assess SURFAXIN drug product conformance to specifications required improvement and that an update to product specifications was needed.  We improved and revalidated the method and submitted updated product specifications to the FDA.  In April 2013, we received from the FDA a request for further clarifying information and recommendations regarding our updated product specifications.  We expect to provide our response to the FDA within two months.  Under its guidelines set forth in the Prescription Drug User Fee Act, the FDA could take up to four months to review our submission.  Although there can be no assurances, if we are successful in submitting within two months and the FDA agrees with our response, we expect to proceed with the commercial introduction of SURFAXIN drug product in the fourth quarter of 2013.  While we currently believe that we will succeed in meeting the timelines outlined in this paragraph, such forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to be materially different. These risks and uncertainties include, but are not limited to, the risk that we will be unable to successfully complete the work necessary to support its submission to the FDA within the timeline outlined above, if at all; risks that the FDA will not accept our submission, or may require additional information that would require additional time, or may not respond within the time outlined in the guidelines; and the risk that we may identify unforeseen problems that have not yet been discovered that could adversely affect the our plans.

To continue to execute our business strategy and fund our operations, we will require additional infusions of capital until such time as the net revenues from SURFAXIN and AFECTAIR, from potential strategic alliance and collaboration arrangements and from other sources are sufficient to offset cash flow requirements.  With the delay in the commercial availability of SURFAXIN and given the time required to secure formulary acceptance at our target hospitals and acceptance of a new product, we expect our revenues from SURFAXIN and AFECTAIR will not increase immediately but rather slowly over a period of years.  As a result, our investments in (i) our commercial and medical affairs capabilities to execute the commercial introduction of our approved products, (ii) developing our AEROSURF drug/device combination product through our planned clinical program (including development of our CAG and our lyophilized KL4 surfactant), and (iii) core capabilities, including  research and development expertise, manufacturing capabilities, quality expertise, technology systems, and business management (including finance, legal, human resources and our patent program and portfolio), are expected to outpace the rate at which we may generate revenues in the near term.

Our Board believes that, to effectively execute our current strategies, we must be in a position to adequately finance our operations and development programs, and respond quickly to strategic and market opportunities that may arise, including opportunities may involve the issuance of additional shares of Common Stock.  We prefer to advance our development programs through strategic alliances and collaboration agreements, which could involve the issuance of shares of Common Stock, although there can be no assurance that we will be successful in concluding any such transaction.  In any event, even if we succeed in entering into a strategic alliance, the additional shares authorized under the Share Amendment are needed to support these activities and our other development programs not covered by an alliance.  If we are unable to successfully raise sufficient additional capital, through strategic and collaborative arrangements with potential partners and/or future debt and equity financings, we will likely not have sufficient cash flow and liquidity to fund our activities, which could significantly limit our ability to continue our operations.

The Share Amendment will also provide our Board the authority and flexibility to pursue a variety of other business and financial objectives without further action of the stockholders, although in certain situations, even if the Share Amendment is approved, we will still be required to seek stockholder approval of significant transactions, such as certain financings involving the issuance of our Common Stock representing more than 20% of our issued and outstanding shares at a discount to the then-current market value of our Common Stock, or a corporate transaction, such as a merger, acquisition or other business combination.  Although we do not currently plan to conduct such a financing, based on the closing market value of our stock on April 15, 2013 ($1.85), the additional shares represented by this Proposal 4, if issued all at once in a financing under current market conditions, could potentially enable us to raise net proceeds of approximately $85 million to support these important research and development programs and initiatives and sustain our operations.

As we seek to execute on our corporate strategies, we may be required to issue shares (i) in connection with any potential strategic alliance, (ii) to fund our continuing research and development programs for our pipeline candidates currently under development, (iii) to meet our working capital needs and other capital-raising activities, (iv) to continue to issue options pursuant to our equity incentive plans, and to issue shares upon exercise of options, as needed to attract and retain key management and professional personnel, and (v) for general and other strategic and corporate purposes, as well as, in the long-term, to consider potential joint ventures, acquisitions of additional businesses, stock dividends or distributions.  The issuance of additional shares may take the form of (a) partnering transactions involving the issuance of securities pursuant to exemptions from the registration requirements of the Securities Act, (b) private financings that we may seek to effect pursuant to exemptions from the registration requirements of the Securities Act, or (c) public offerings.  Although there are presently no confirmed plans, arrangements or understandings with respect to any specific transaction that would result in the issuance of any of the shares of our Common Stock that would become available for issuance if the Share Amendment were approved, we continue to seek to engage in discussions with potential strategic and financial partners.

Potential Effects of the Share Amendment

The Share Amendment will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock.  However, because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.  In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock.  If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.  An issuance of additional shares could therefore have an effect on the potential realizable value of a stockholder’s investment.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  An increase in our outstanding shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult.  For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

If Proposal 4 is not approved, we may be unable to enter into transactions that require the issuance of Common Stock, which could include strategic alliances and collaboration arrangements, or undertake additional financings without first seeking stockholder approval, a process that would require a special meeting of stockholders, is time-consuming and expensive and could impair our ability to efficiently raise capital when needed, if at all.  If our stockholders do not approve Proposal 4 by the required vote, we will not have access to the additional authorized shares of Common Stock and may be forced to further limit development of our drug and drug/device combination product candidates and further cut back on our activities to conserve our cash resources.  If we do not have a sufficient number of authorized shares to enable us to secure required capital, we may be forced to curtail all of our activities and, ultimately, potentially could be forced to cease operations.

No appraisal rights:  Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights in connection with the filing of an amendment to a Certificate of Incorporation to implement the Share Amendment and we will not independently make those rights available to our stockholders.

Required Vote and Recommendation

The affirmative vote of at least a majority of the outstanding shares of our Common Stock eligible to vote at the Annual Meeting will be required to approve the Share Amendment.  As a result, it is likely that, for this Proposal to be approved, we will need the affirmative vote of a substantial number of stockholders attending the Annual Meeting in person or by proxy.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE SHARE AMENDMENT.

PROPOSAL 5

ADVISORY VOTE ON THE COMPENSATION
OF NAMED EXECUTIVE OFFICERS

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act, stockholders have an opportunity to cast an advisory, non-binding vote on the executive compensation program for named executive officers, as described in this proxy statement.  This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give stockholders the opportunity to endorse or not endorse our executive compensation program.

The Compensation Committee believes that our executive compensation program has been implemented in a manner consistent with and achieves the goals of our executive compensation philosophy as described in this proxy statement.  See “Board of Directors and Committees of the Board-Executive Compensation Philosophy” at page 12 and discussion concerning the 2011 Plan in Proposal 3, as well as the discussion concerning Executive Employment Agreements.

Vote Not Required for Approval.

This vote on executive compensation is advisory in nature and is not binding on, and does not overrule, any decisions of the Board, nor will it create or imply any additional fiduciary duties on the Board or directors.  In the event that a majority of the votes cast are against the executive compensation program as described in this proxy statement, the Compensation Committee will consider the vote when evaluating decisions on executive compensation.  Any proxy received that does not include instructions with respect to this Proposal 5 will be voted in accordance with the Board’s recommendation.  Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act, stockholders have an opportunity to cast an advisory, non-binding vote as to how frequently we should seek future advisory votes on the compensation of our named executive officers.  Stockholders may vote at this Annual Meeting whether they prefer that we conduct future advisory votes on executive compensation every one, two or three years, or stockholders may abstain from voting on this proposal.

Our Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•
As a biotechnology company with no revenues at the present time, and limited revenues anticipated in the next few years, our compensation policies respond to a number of factors, including that we must aggressively conserve our cash resources and manage available cash against anticipated timelines.  Accordingly, a significant portion of the Company’s executive compensation program is designed to reward performance over a multi-year period.  Logically, then, advisory votes should occur over a similar time frame and correlate with longer term business planning.

•
For the reasons noted above and as discussed under “– Executive Compensation Philosophy,” Proposal 3, Proposal 4 and “–Executive Employment Agreements,” our compensation program ties a substantial portion of compensation provided to the name executive officers to long-term, equity-based incentive awards rather than to short term cash incentives.  These awards are made pursuant to our long-term incentive plans, which are separately subject to stockholder approval.  It would be inconsistent with the objectives of a long-term, equity-based program to subject it to approvals on a short-term basis.

•
We generally do not provide significant increases in cash compensation year over year.  Our policy is to assess both cash and equity components of compensation provided to our named executive officers against a peer group of biotechnology companies that we identify based on market value, number of employees, location and other relevant factors.  We believe that our compensation program includes an appropriate mix of short-term and long-term incentives evaluated against a peer group of companies.

•
A three-year vote cycle would allow sufficient time for the Compensation Committee to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to the executive compensation program.

Vote Not Required for Approval.

This vote is advisory in nature and is not binding on, and does not overrule, any decisions of the Board, nor will it create or imply any additional fiduciary duties on the Board or any directors.  The Compensation Committee will consider the vote when determining the frequency of submitting executive compensation to an advisory vote of our stockholders  Any proxy received that does not include instruction s with respect to this Proposal 5 will be voted in accordance with the Board’s recommendation.  Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE INDICATION, ON AN ADVISORY BASIS, OF A STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION TO OCCUR EVERY THREE YEARS.

OTHER BUSINESS

The Board is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein.  If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE VOTED UPON

None of the nominees for election as Director or our executive officers, or any associate of a nominee or executive officer, has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter included in the Proposals to be acted upon at the Annual Meeting.  This determination is made without regard to any interest arising from the ownership of our Common Stock where the holder receives no extra or special benefit not shared on a pro rata basis by all other stockholders.

EXECUTIVE OFFICERS

The following table sets forth the names and positions of our executive officers.  The age of each executive officer is as of June 11, 2013.  The Board approves the election of officers annually and such officers serve until the meeting of the Board following the next annual meeting of the stockholders and, if applicable, until their successors are duly elected and qualified:

Name	Age	Position with the Company
Russell G. Clayton, D.O.	52	Senior Vice President, Research and Development
Kathryn A. Cole	47	Senior Vice President, Human Resources
John G. Cooper	54	President and Chief Executive Officer and Chief Financial Officer
Thomas C. Hoy	52	Vice President, Manufacturing Operations
Michael L. Magee	52	Vice President, Quality Operations
Thomas F. Miller, Ph.D., MBA	42	Senior Vice President and Chief Operating Officer
John A. Tattory	47	Vice President, Finance and Chief Accounting Officer
Mary B. Templeton, Esq.	66	Senior Vice President, General Counsel and Corporate Secretary

The following section includes the biographical information of our executive officers, with the exception of Mr. Cooper, our Chief Executive Officer, who is a member of our Board and whose biographical information appears in  “ – Proposal No. 1 – Election of Directors.”

Russell Clayton, D.O. has served as our Senior Vice President, Research and Development, with responsibility for research and development, regulatory affairs, and medical affairs, since October 2011, having previously served as Vice President, Research and Development, from June 2009 to October 2011; Vice President, Medical and Academic Affairs, from September 2007 to June 2009; Vice President, Global Research and Development, from May 2006 to September 2007; and Vice President of Medical Affairs from December 2005 to April 2006.  Dr. Clayton brings over 20 years of extensive scientific and medical experiences in the field of pediatric pulmonology and critical care medicine and in the pharmaceutical industry.  Dr. Clayton has dedicated his career to improving neonatal and pediatric respiratory and critical care medicine, is widely published in scientific literature and has been heavily engaged in international scientific exchange on the topic of neonatal pulmonary medicine through speaking engagements at universities, hospitals, and medical conferences.  Prior to joining the Company, Dr. Clayton served as a Director of International Regulatory Affairs, and most recently as a Regional Medical Director, Medical and Scientific Affairs at Merck & Company.  Previously, Dr. Clayton served as Attending Pulmonologist at both the Children’s Hospital of Philadelphia (CHOP) and St. Christopher’s Hospital for Children in Philadelphia.  While at CHOP, Dr. Clayton was Director of the Asthma Program for the Division of Pulmonary Medicine and Associate Director for the Cystic Fibrosis Center.  Dr. Clayton also served as Assistant Professor of Pediatrics at Temple University School of Medicine and the University of Pennsylvania School of Medicine.  He has given over 100 invited presentations, both national and international, and has authored articles and chapters on a variety of topics in pediatric lung disease.  Dr. Clayton received his B.A. degree in Biology from La Salle College and his medical degree from the Philadelphia College of Osteopathic Medicine.

Kathryn A. Cole has served as our Senior Vice President, Human Resources, since January 2006.  Ms. Cole brings more than 20 years of extensive Human Resources experience, mostly in the life sciences industry, with an excellent record of successfully managing change for complex organizations as well as start-up companies.  She has experience recruiting both executive and commercial teams and has built functions from the ground up while closely aligning Human Resource strategy with business objectives.  Prior to joining us, Ms. Cole served as Vice President, Human Resources for Savient Pharmaceuticals Inc., a publicly-traded specialty pharmaceutical company, where she was responsible for creating and implementing the human resources strategy, including commercial operations.  Ms. Cole has also held various human resource management positions with companies, including Cytogen Corporation, EpiGenesis Pharmaceuticals, and the Prudential Insurance Company of America.  Ms. Cole received her undergraduate degree in Communication from Douglass College and her Master of Science degree in Industrial Relations and Human Resources from the Rutgers University School of Management and Labor Relations.

Thomas C. Hoy has served as our Vice President, Manufacturing Operations since September 2010 and has responsibility for drug and device manufacturing, supply chain and aerosol device engineering.  Previously, Mr. Hoy was employed by Johnson & Johnson for more than 22 years in roles of increasing responsibility in manufacturing operations, including the manufacture and sourcing of a number of J&J’s flagship products, most recently as Executive Director, Worldwide Manufacturing (2008 – 2009), a strategic staff position with responsibility to leverage and harmonize Johnson & Johnson’s worldwide biotech manufacturing operations, and, before that, as General Manager, Malvern Operations (2006-2007), where he managed a high-profile bulk biological manufacturing site with more than 500 employees supporting worldwide sales of almost $2 billion.  Prior to that, Mr. Hoy served as site General Manager for two other Pharmaceutical and Biotech Manufacturing Facilities as well as General Manager for Johnson & Johnson’s Worldwide Biological Contract Manufacturing Organization, which supported sales of more than $3 billion.  Mr. Hoy received his B.S. degree in Pharmacy from Philadelphia College of Pharmacy and Science and his MBA in Operations Management from Drexel University.

Michael L. Magee has served as our Vice President, Quality Operations since May 2012, having previously served as Executive Director, Quality Operations since joining the Company in June 2011.  Prior to joining the Company Mr. Magee was employed by Johnson & Johnson for more than 23 years in roles of increasing responsibility, where he developed expertise in quality operations, manufacturing, and technical services for pharmaceutical and biopharmaceutical drug products, most recently in Global Technical Services as Principal Scientist, Parenteral Platform Technology (2009-2011) with responsibility for global technical transfer, new product introductions, and marketed product support, and as Site Quality Director, Raritan Operations  (2004-2009) with responsibility for biopharmaceutical manufacturing plant quality operations supplying greater than 50 global markets.  During his J&J career, Mr. Magee was involved in significant manufacturing plant expansions, new product introductions, and technical transfer projects, and, as the head of Quality Operations, lead and realized many successful global health authority pre-approval and general GMP inspections.  He also held leadership roles in Quality Assurance, Process Excellence, Validation, Manufacturing Operations, and Plant Management.  Mr. Magee received his B.S. degree in Chemistry from Moravian College and his B.S. degree in Pharmacy from the Philadelphia College of Pharmacy and Science.

Thomas F. Miller, Ph.D., MBA has served as our Senior Vice President, Chief Operating Officer, since August 2010, having previously served as Senior Vice President, Commercialization and Corporate Development, from June 2006 to August 2010; and Vice President, Marketing, from August 2004 to April 2006.  Prior to joining us, Dr. Miller served as the Director of Global Biologics Strategic Marketing at Centocor, a Johnson & Johnson biotechnology company, where he created the Cardiovascular/Metabolism Therapeutic Area Team that advanced new chemical entities into clinical development.  He was also the co-founder of the J&J cross-company Cardiovascular Therapeutic Area Operating Committee and was responsible for the development of the CV disease strategy for execution across multiple J&J operating companies.  Previously, Dr. Miller held commercial and scientifically-related positions of increasing responsibility at Pharmacia, BASF Pharma, and Pfizer.  Dr. Miller holds a B.S. degree in Biology from Fairfield University, an MBA degree from Fairleigh Dickinson University, and a Ph.D. in cardio-respiratory physiology from Temple University School of Medicine.

John A. Tattory has served as our Vice President, Finance and Chief Accounting Officer since March 2013, having previously served as Vice President, Finance, and Controller and the designated principal accounting officer since July 2010, and Vice President, Finance, since January 2008.  Mr. Tattory is currently responsible for managing the Company’s financial and accounting operations, including financial planning and forecasting, financial analysis, accounting systems and policies, internal controls, commercial accounting matters including sales forecasting and product pricing, cost accounting, and financial reporting.  Previously, from May 2005 to January 2008, Mr. Tattory served as Director, Financial Planning & Analysis at Tyco International.  Prior to joining Tyco, Mr. Tattory was employed at Bristol-Myers Squibb (BMS) in a variety of financial roles of increasing responsibility, most recently as Finance Director, U.S. Primary Care. While at BMS, he was responsible for managing financial matters for various BMS pharmaceutical businesses including international operations.  Prior to BMS, Mr. Tattory was employed at Ernst & Young LLP in the firm’s audit practice.  Mr. Tattory is a certified public accountant and holds a B.S. degree in Commerce from Rider University.

Mary B. Templeton, Esq. has served as Senior Vice President, General Counsel and Corporate Secretary since September 2011, having previously served as Senior Vice President and Deputy General Counsel from March 2006.   Ms. Templeton brings to us more than 30 years of legal and management experience, including in general corporate and governance, public company reporting, securities transactions, risk management, commercial and services contracts, as well as licensing, and financing transactions. Before joining us, Ms. Templeton was in private practice in New York and, prior to that, held senior legal positions in the financial services industry, serving as Senior Vice President and General Counsel to both The Charles Schwab Corporation and The Sequor Group Inc.  Ms. Templeton previously also served as Director of Investment Company Products at Charles Schwab & Co., and as Trust Officer of Bradford Trust Company.  Ms. Templeton holds a B.A. degree from Chatham University, where she is a member of the Board of Trustees, and a J.D. with High Honors from Rutgers University School of Law – Camden.  She is a member of the Bar Associations of Pennsylvania and New York.

None of the directors or executive officers is a party adverse to us in any material proceeding, or has a material interest adverse to our Company.

Family Relationships

There are no family relationships among directors or executive officers of the Company.

SUMMARY COMPENSATION TABLES

Named Executive Officers

The following table summarizes, for the years 2012 and 2011, the compensation of the individual who was serving as our principal executive officer during 2012, and the two most highly-compensated executive officers (other than the principal executive officer) who were serving as executive officers on December 31, 2012, ranked by their total compensation for the fiscal year ended December 31, 2012, to whom we collectively refer herein as our “Named Executive Officers.”

To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Non-Equity Incentive Plan Compensation,” “Stock Awards” and “Nonqualified Deferred Compensation Earnings.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Award(1) ($)	All Other Compensation ($)		Total ($)

W. Thomas Amick	2012	$410,000	$205,000	$488,405	$1,346,226	(2)	$2,449,631
Former Chairman of the Board and Chief Executive Officer	2011	400,000	15,000	584,200	84,722	(2)	1,083,922

John G. Cooper	2012	331,667	130,000	276,055	17,000		754,722
President, Chief Financial Officer and Treasurer(3)	2011	325,000	15,000	365,125	16,500		721,625

Thomas F. Miller	2012	306,667	100,000	212,350	17,000		636,017
Senior Vice President and Chief Operating Officer	2011	300,000	40,000	292,100	16,500		648,600

(1)
Represents the grant date fair value of the stock options computed in accordance with ASC Topic 718.  The assumptions that we utilized are described in Note 11, “Stock Options and Stock-based Employee Compensation,” to our consolidated financial statements for the year ended December 31, 2012, which are included in the 2012 Annual Report to Stockholders.  The amounts reported in this column not been paid to, nor realized by, the Named Executive Officer.  The Compensation Committee approved the following grants to Messrs. Amick and Cooper and Dr. Miller:  May 4, 2012, options to purchase 230,000, 130,000, and 100,000 shares, respectively, with an exercise price of $2.71; and, on October 7, 2011, options to purchase 400,000, 250,000, and 200,000 shares, respectively, with an exercise price of $1.83.  All options granted in 2012 and 2011 vest in three equal annual installments beginning with the first year anniversary of the grant.  All options have a term of 10 years.

(2)
This amount includes a severance payout of $1,250,000 paid to Mr. Amick upon his resignation, which was effective on December 31, 2012, and temporary living expenses for 2012 and 2011 of $74,426 and $63,422, respectively.

(3)	The Board appointed Mr. Cooper as our President and Chief Executive Officer and Chief Financial Officer in January 2013.

Executive Separation Agreement

Effective December 31, 2012, we entered into a separation agreement and plenary release (the “Separation Agreement”) pursuant to which W. Thomas Amick, our Chairman of the Board and Chief Executive Officer at the time resigned from his positions with us.  Our agreement with Mr. Amick was not prompted by any disagreement about the company operations, policies, or practices.  Under the Separation Agreement, Mr. Amick is entitled to receive: (a) on December 31, 2012, a cash payment equal to the sum of (i) all unpaid compensation accrued through December 31, 2012, less any applicable withholding (ii) any unreimbursed employee business expenses (subject to submission of appropriate documentation), and (iii) a severance payment in the amount of $1,250,000, payable in accordance with our normal payroll practices, less any applicable withholding; (b) effective December 31, 2012, the accelerated vesting of all outstanding stock options which shall remain exercisable to the end of their stated terms; and (c) through July 31, 2013, reimbursement of $2,000 per month, plus a tax-gross up adjustment, for temporary living expenses related to an apartment leased by Mr. Amick. We also agreed to pay Mr. Amick’s attorneys’ fees incurred in connection with negotiating the Separation Agreement.

Executive Employment Agreements

On May 4, 2012, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Discovery Laboratories, Inc. (the “Company”) approved employment agreements (the “2012 Executive Agreements”) with certain executives, including Messrs. Amick and Cooper and Dr. Miller, on substantially similar terms. The 2012 Executive Agreements are substantially similar to and replace agreements (“Expired Agreements”) that were in effect throughout 2011 and expired on May 3, 2012.  The Expired Agreements would have renewed automatically for an additional one-year term; however, on February 3, 2012, at the direction of the Compensation Committee and in accordance with the terms of the Expired Agreements, we provided notice of non-renewal.  The Compensation Committee then conducted an independent review to define appropriate terms for the 2012 Executive Agreements.

As further described below, the 2012 Executive Agreements were terminated and new 2013 Executive Agreements (as defined below) were entered into on April 1, 2013.

The following describes the specific terms of the 2012 Executive Agreements as they applied to Messrs. Amick and Cooper and Dr. Miller as of December 31, 2012.

•
The 2012 Executive Agreements terms were to be effective through May 3, 2013, but renew automatically for an additional one-year term if neither party provided notice of non-renewal at least 90 days prior to expiration of the term.  The 2012 Executive Agreements included a 12-month post-employment noncompetition agreement and provided for confidentiality and the assignment of all intellectual property rights to the Company. The base salaries under the 2012 Executive Agreements for Messrs. Amick and Cooper and Dr. Miller were $415,000, $335,000, and $310,000, respectively.

•
Upon termination by us without Cause or by the executive for Good Reason, or in the event of a Change in Control, in each case as defined in the 2012 Executive Agreements, each executive was entitled to: a pro rata bonus payable in a lump sum payment that is equal to the greater of the executive’s target bonus or the bonus paid in the previous fiscal year (the Annual Bonus) multiplied by a fraction, the numerator of which is the number of days the executive was employed by us in the current fiscal year and the denominator of which is 365; to the extent that the executive is subject to certain excise taxes under Section 4999 of the Internal Revenue Code, reimbursement of those excise taxes; and any additional federal, state, local and excise tax resulting from such gross-up payments. In addition, in the event of a “change of control” as that term is defined in the 2012 Executive Agreements (“Change in Control”), the executives were entitled to accelerated vesting of unvested stock options and restricted stock awards, if any, under our long-term incentive plans.

•
Upon termination by us without Cause or by the executive for Good Reason, as defined in the 2012 Executive Agreements, each executive was entitled to: a lump sum payment equal to the product obtained by multiplying the sum of the executive’s base salary then in effect plus the Annual Bonus by a multiplier, which was 1.5 for Mr. Amick, 1.25 for Mr. Cooper and 1.0 for Dr. Miller; reimbursements for continuing health benefits (except to the extent previously paid by the executive immediately prior to the termination of employment) for the executive and the members of the executive’s family who were participating in our health plans at the time of termination for a period, which was 18 months for Mr. Amick, 15 months for Mr. Cooper, and 1 year for Dr. Miller, in each case, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis). In addition, all options and restricted stock awards of Messrs. Amick and Cooper will vest immediately and all such options will continue to be exercisable for the remainder of their stated terms.

•
Upon termination in connection with a Change in Control, the executive was entitled to: a lump sum payment that is equal to the product obtained by multiplying the sum of the executive’s base salary then in effect plus the Annual Bonus by a multiplier, which was 2.0 for Mr. Amick and Mr. Cooper and 1.5 for Dr. Miller; reimbursements for continuing health benefits (except to the extent previously paid by the executive immediately prior to the termination of employment) for the executive and the members of the executive’s family who were participating in our health plans at the time of termination for a period, which was 2 years for Mr. Amick and Mr. Cooper, and 18 months for Dr. Miller, in each case, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis). In addition, all outstanding options and restricted stock awards will vest immediately and all options will continue to be exercisable for the remainder of their stated terms.

•
Upon a Change in Control and assuming the executive remained employed with the acquirer, the executive’s annual bonus in each of the two fiscal years immediately following the Change in Control must be at least equal to the Annual Bonus preceding the Change in Control. In addition, a termination is considered “termination in connection with a change of control” if the executive’s employment is terminated other than for cause or by the executive for Good Reason during the 24 months following the change of control.

•
In addition, Mr. Amick was entitled to reimbursement of certain expenses associated with travel, housing and other incidentals, to be paid in accordance with guidelines of the Internal Revenue Service. Mr. Amick is entitled to tax gross-up payments for these expenses. The amount of such reimbursement was required to be determined by resolution of the Compensation Committee.

The Expired Agreements, which were effective through May 3, 2012, were substantially similar to the 2012 Executive Agreements.  The differences between the 2012 Executive Agreements and the Expired Agreements included but were not limited to the following: (1) the base salaries under the Expired Agreements for Messrs. Amick and Cooper and Dr. Miller were $400,000, $325,000, and $300,000, respectively, (2) instead of using the Annual Bonus with respect to calculations set forth in the description above, the Expired Agreements used, in each case, the largest annual cash bonus received by the executive in the three fiscal year immediately preceding the Change in Control (as defined in the respective Expired Agreements) or termination, as applicable; (3) the multiplier and period for extended benefits upon termination in connection with a change in control was 2.5 and two and one half years for Mr. Amick and Mr. Cooper, and 2.0 and two years for Dr. Miller; (4) and the multiplier upon termination by us without cause or by the executive for Good Reason and period for extended benefits was 1.5 and 18 months for Mr. Cooper.

On February 3, 2013, at the direction of the Compensation Committee and in accordance with the terms of the 2012 Executive Agreements, we provided notice of non-renewal of the 2012 Executive Agreements.  The Compensation Committee then conducted an updated independent review to define appropriate terms for new agreements (“2013 Executive Agreements”).  In doing so, to assist the Compensation Committee, management reviewed and summarized market data, including from the Radford Global Life Sciences Survey, which provides data concerning cash and long-term compensation, and conducted a contract and compensation review of peer companies consisting of entities in the biotechnology sector having market capitalization of up to $500 million and up to 250 employees, including both development stage and commercial organizations.  This peer group included Avanir Pharmaceuticals, Inc.,  Cadence Pharmaceuticals, Inc., Corcept Therapeutics Incorporated, Cornerstone Therapeutics Inc., Cumberland Pharmaceuticals Inc., Depomed, Inc., Dyax Corp., Horizon Pharma, Inc., Insmed Incorporated, NuPathe Inc., Savient Pharmaceuticals, Inc., Supernus Pharmaceuticals, Inc., Transcept Pharmaceuticals, Inc., XenoPort, Inc., and Zogenix, Inc.  Informed by this analysis, and considering our policy to conserve cash resources, the committee's plans to restore long-term compensation values to a level deemed competitive and appropriate (see, discussion under Proposal 3), and our success in addressing our corporate objectives, effective April 1, 2013, the Compensation Committee approved new employment agreements with certain executives, including Mr. Cooper and Dr. Miller.

The differences between the 2012 Executive Agreements in effect in 2012 and the 2013 Executive Agreements that were effective on April 1, 2013 include but are not limited to the following:

•	The 2013 Executive Agreements have a term of two years, instead of one year.

•	The base salaries under the current agreements for Mr. Cooper and Dr. Miller are $400,000 and $325,000, respectively.

•
Instead of defining the Annual Bonus as to the greater of (i) the executive’s target bonus or (ii) the bonus paid in the previous fiscal year, the Annual Bonus is now limited to the executive’s target bonus amount.

•
With respect to the calculation of the pro rata bonus amount, the Annual Bonus amount is first reduced to an amount that represents the same percent of the individual target bonus amount as was paid to all executives as a group for the year in which the date of termination occurs, and then prorated over the 365-day year in which the date of termination occurs based on the number of days the executive was employed; and, instead of providing for a lump sum payment of the pro rata bonus, the pro rata bonus is payable at the time our active employment contract executives are paid.

•
With respect to termination by us without cause or by the executive for Good Reason, (i) the multiplier for determining the severance amount and period for extended benefits is 18 months, instead of 15 months for Mr. Cooper, (ii) instead of a lump sum payment, the severance amount for Mr. Cooper and Dr. Miller is payable in equal installments in accordance with our regular payroll schedule, for a stated period (“Severance Period”) of 18 months for Mr. Cooper and 12 months for Dr. Miller, (iii) for Mr. Cooper, instead of vesting all outstanding options and restricted stock awards immediately and allowing them to be exercisable for their stated term, all shares of restricted stock and all options and other equity awards shall continue to vest for a period of 18 months and, all vested stock options shall continue to be exercisable for up to 36 months after termination and, for Dr. Miller, all vested stock options to acquire Company stock and all other similar equity awards shall continue to be exercisable during the Severance Period.

•
With respect to termination in a Change in Control, the multiplier for determining the severance amount and period for extended benefits is 24 months, instead of 18 months, for Mr. Cooper, and 18 months, instead of 12 months, for Dr. Miller; and instead of providing for gross-up payments with respect to excise taxes under Section 4999 of the Internal Revenue Code, if payments made in a Change in Control are subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, such payments  will be automatically reduced to the extent and in the manner provided in the 2013 Employment Agreement so as to minimize the amount of the applicable excise tax.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards (including grants that vest contingently upon the occurrence of a specified milestone) held by the Named Executive Officers on December 31, 2012.

To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Option Awards – Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options”, “Stock Awards: Number of Shares or Units of Stock That Have Not Vested”, “ Market Value of Shares or Units of Stock That Have Not Vested, ”Stock Awards:  Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested and “ - Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested.”

	Option Awards
Named Executive Officer	No. of Securities Underlying Unexercised Options – Exercisable		No. of Securities Underlying Unexercised Options – Unexercisable		Option Exercise Price ($)*	Option Expiration Date

W. Thomas Amick	1,667	(1)			$156.45	3/23/14
	2,000	(1)			130.95	9/14/14
	1,667	(1)			94.20	5/13/15
	2,000	(1)			23.85	6/8/16
	2,667	(1)			49.05	6/21/17
	2,000	(1)			30.45	6/11/18
	4,000	(1)			7.35	9/3/19
	2,000	(1)			2.70	7/7/20
	400,000	(7)			1.83	10/7/21
	230,000	(8)			2.71	5/4/22

John G. Cooper	5,333	(3)			121.19	9/12/13
	13,333	(4)			137.55	12/15/13
	5,000	(5)			97.05	8/12/14
	5,000	(4)			135.30	12/17/14
	3,333	(2)			105.15	1/3/16
	16,666	(2)			33.75	5/17/16
	13,333	(2)			36.90	12/15/16
	10,667	(2)			49.05	6/21/17
	10,000	(2)			39.15	12/11/17
	8,889	(6)			18.15	12/12/18
	17,778	(6)			28.95	12/12/18
	83,334	(6)	166,666	(6)	1.83	10/7/21
			130,000	(6)	2.71	5/4/22

	Option Awards
Named Executive Officer	No. of Securities Underlying Unexercised Options – Exercisable		No. of Securities Underlying Unexercised Options – Unexercisable		Option Exercise Price ($)*	Option Expiration Date

Thomas F. Miller	2,333	(6)			118.50	8/31/14
	1,666	(6)			135.30	12/17/14
	2,000	(2)			100.35	6/10/15
	2,333	(2)			105.15	1/3/16
	4,667	(2)			21.00	6/12/16
	1,000	(2)			29.85	7/6/16
	6,667	(2)			36.90	12/15/16
	5,333	(2)			49.05	6/21/17
	7,334	(2)			39.15	12/11/17
	3,333	(6)			18.15	12/12/18
	6,666	(6)			28.95	12/12/18
	66,667	(6)	133,333	(6)	1.83	10/7/21
			100,000	(6)	2.71	5/4/22

*	The Option Exercise Price has been adjusted where applicable to reflect the 1-15 reverse stock split effective December 28, 2010.

(1)	These options vested and became exercisable on the first anniversary of the date of grant, and expire, as listed above, on the tenth anniversary of the date of grant.

(2)
These options vested and became exercisable in four equal installments on the date of grant and the next three anniversaries of the date of grant, and expire, as listed above, on the tenth anniversary of the date of grant.

(3)
These options vested and became exercisable as follows: one fourth on the date of grant and thereafter in 24 equal installments at the close of each of the following 24 months.  These options expire, as listed above, on the tenth anniversary of the date of grant.

(4)
As granted, these options vested and became exercisable as follows: one fourth on the date of grant and thereafter in 36 equal installments at the close of each of the following 36 months.  In December 2005, the Compensation Committee accelerated the vesting of all stock options that at the time had an exercise price of $135.30 or greater, subject to a written “lock-up” agreement, which has since expired. The options expire, as listed above, on the tenth anniversary of the date of grant.

(5)
These options vested and became exercisable as follows: one fourth on the date of grant and thereafter in 36 equal installments at the close of each of the following 36 months.  These options expire, as listed above, on the tenth anniversary of the date of grant.

(6)	These options vest and become exercisable in three equal installments on the first three anniversaries of the date of grant, and expire, as listed above, on the tenth anniversary of the date of grant.

(7)
Under the terms of the Separation of Employment Agreement and Plenary Release, effective December 31, 2012, Mr. Amick was granted accelerated vesting of all outstanding stock options, all of which will remain exercisable to the end of their stated terms.

Retirement Benefits

During 2012, none of our Named Executive Officers participated in any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, other than our 401(k) savings plan (“401(k) Plan”).  Under the 401(k) Plan, eligible employees (as defined in the 401(k) Plan) may elect to make pre-tax deferrals or Roth deferrals up to 70% of annual compensation (which is limited for this purpose in 2012 to $250,000, but in any event not more than $17,000).  The 401(k) Plan also permits (i) rollover contributions and (ii) catch up contributions by employees over the age of 50.  Under the 401(k), we may make matching contributions, which in 2012 equaled 100% of an employee’s deferred compensation, paid quarterly in the form of shares of our common stock determined by reference to the lower of (i) the average closing price of shares of our common stock on all trading days in the applicable quarter, or (ii) the closing price of our common stock on the last trading day of the quarter.

Participant contributions are fully vested when made.  Employer contributions generally vest in full over the first three years of service (as defined in the 401(k) Plan), with 34% vesting upon the anniversary of the first year of service, 33% vesting upon the anniversary of the second year of service, and 33% vesting upon the anniversary of the third year of service, provided, that a participant may not dispose of any shares of our common stock representing the employer contribution until all shares are fully vested at the end of the third year of service.  The 401(k) Plan does not permit the acquisition or holding of employer securities, other than the shares of our common stock credited to participant accounts to satisfy the employer match.  The 401(k) Plan contains standard provisions covering breaks in service, payment of expenses out of plan assets, hardship distributions, and distributions upon termination of employment, including retirement.

The 401(k) plan is intended to be a qualified plan under the rules and regulations of the Internal Revenue Service.  We act as Plan Administrator, the trustee and custodian of plan assets is The Charles Schwab Trust Company and the third party administrator is Sentinel Benefits & Financial Group.  As Administrator, and with the assistance of Sentinel Benefits & Financial Group, we determine the list of funds that will be made available to participants, who then direct the investment of their participant account balances among those funds.  In addition, participants may elect to place their entire plan assets (other than shares of our common stock from the employer match that are not vested) in a self-directed brokerage account with Charles Schwab & Co., Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, there were no reportable transactions between us and any person that is a related party to us since the beginning of our fiscal year ended December 31, 2011, and none are currently proposed.  Any proposed transaction between us and any related party that involves an amount in excess of $120,000 must be submitted to, and reviewed and approved by, the Audit Committee of the Board.  The Audit Committee will make its determination based on the particular circumstances of the proposed transaction, including whether the proposed transaction is in our best interest and does not involve an expense in excess of that which would likely be incurred in an arms’ length transaction.  In reviewing such transactions, the Audit Committee refers to our written corporate policies related to conflicts of interest and related party transactions.

In connection with an existing loan that we made to David L. Lopez, a former executive officer, in 2000 as part of an incentive for Mr. Lopez to relocate to our headquarters location, the largest aggregate amount of principal outstanding during 2011 and through March 31, 2012 was $173,878.11.  In accordance with the terms of a separation agreement with Mr. Lopez, the full amount outstanding under the loan was repaid in 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers (including a person performing a principal policy-making function) and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company.  Reporting Persons are required by SEC regulations to furnish us with copies of all filings they file make under Section 16(a) and we are required to identify those Reporting Persons who failed to make such filings timely.  Based solely on a review of the copies of any such filings made available to us and written representations from our officers and directors, we believe that all Reporting Persons complied with the filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2012.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may send general communications, including stockholder proposals, to our Board, Chairman of the Board or any individual director.  These communications may be sent in the form of a letter to our principal executive offices as follows: c/o Corporate Secretary, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  All communications will be reviewed by the Corporate Secretary and, unless otherwise indicated in such communication, submitted to the Board, Chairman or individual director, as appropriate.

STOCKHOLDER NOMINATIONS FOR CANDIDATES FOR DIRECTOR
FOR NEXT YEAR'S ANNUAL MEETING

The Nomination and Governance Committee of the Board will consider any candidate timely submitted by stockholders of record at the time of any such nomination in compliance with applicable SEC rules and our Amended and Restated By-Laws (the “By-Laws”).  Assuming that next year’s annual meeting is held within 30 days of the anniversary of this year’s Annual Meeting, to be considered timely, any stockholder nomination must be in compliance with the procedure set forth in our By-laws and received no earlier than December 1, 2013 and no later than December 31, 2013 and should be sent to the Nomination and Governance Committee, c/o Corporate Secretary, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  The Nomination and Governance Committee determines, in its sole discretion, whether any such candidate qualifies for candidacy under the criteria described above and in the charter of the Nomination and Governance Committee.

Stockholders’ nominations for candidates for election at the 2014 Annual Meeting must be submitted in writing to our Corporate Secretary and, to be in proper form, must include the following information about the proposed candidate: (i) the candidate’s name, age, business address and residence address, (ii) the candidate’s principal occupation or employment, (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the candidate, (iv) a representation that the candidate does not have, nor will not have, any undisclosed voting commitments or other arrangements with respect to such candidate’s actions as a director, (v) any other information relating to the candidate or such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (vi) a written consent of the candidate to being named as a nominee and to serve as a director if elected.

Stockholders’ nominations must include the following information about the nominating stockholder: (a) the nominating stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the nominating stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and each proposed candidate and any other person or persons pursuant to which the nomination is to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the candidate, (e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of our capital stock or with a value derived in whole or in part from the value of any class or series of shares of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (f) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of our capital stock; (g) any short interest in any security of ours (for this purpose, the stockholder shall be deemed to have a short interest in a security if such stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (h) any rights to dividends on the shares of our capital stock owned beneficially by such stockholder that are separated or separable from the underlying shares; (i) any proportionate interest in shares of our capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (j) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our capital stock or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date; and (k) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  From time to time, the Board may change the process through which stockholders may recommend candidates to the Nomination and Governance Committee.  Please refer to our website at http://www.discoverylabs.com for changes in this process.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our next annual meeting of stockholders must be submitted in writing in compliance with applicable SEC rules and our Amended and Restated By-Laws to the Corporate Secretary at our principal executive offices, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  If the 2014 Annual Meeting is held within 30 days of the anniversary of the 2013 Annual Meeting, such proposals must be in compliance with our By-laws and received by us no earlier than December 1, 2013 and no later than December 31, 2013.  If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials.  In that event, we will issue a statement designating the date by which such proposals must be received.  To avoid controversy as to the date on which we receive a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

To be in proper form, Stockholders’ proposals must include a brief description of the proposal desired to be brought before the meeting and the reasons for bringing such proposal at the meeting, as well as the following information about the proposing stockholder: (a) the proposing stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the proposing stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal by such proposing stockholder and any material interest of such proposing stockholder in such business, (d) a representation that such proposing stockholder intends to appear in person or by proxy at the meeting to offer the proposal, and include the information set forth in items (e) through (k) of the information required with respect to Stockholder nominations of candidates for election to the Board described above under the heading “Stockholder Nominations for Candidates for Director for Next Year's Annual Meeting,” above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials.  A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) if your shares are held in street name, notify your broker, or (2) if your shares are carried on the books of our transfer agent, direct a written request to: Investor Relations, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 or contact our Corporate Secretary at (215) 488-9300.  If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, you should contact your broker.  In addition, for shares carried on the books of our transfer agent, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2012 Annual Report to Stockholders and Proxy Statement to stockholders at a shared address to which a single copy of the documents was delivered.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us.  Proxies will be solicited principally through the mail.  We have engaged Morrow & Co., LLC to assist in administration and solicitation of proxies for the annual meeting and expect to pay Morrow & Co., LLC a fee of approximately $8,000, plus reimbursement of out-of-pocket expenses.  The address of Morrow & Co., LLC is 470 West Avenue, Stamford, CT 06902.  Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, telegraph or special letter.  In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers whose shares of Common Stock are registered in nominee name.  We will reimburse such persons for their reasonable out-of-pocket costs.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, is available to stockholders without charge at http://www.sec.gov or at http://www.discoverylabs.com, or upon written request addressed to Discovery Laboratories, Inc., Attn.: Investor Relations, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

Forward-Looking Statements

To the extent that statements in this Proxy Statement are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of our product development or otherwise as to future events, such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this Proxy Statement are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Such risks and others are further described in our filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement in this Proxy Statement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statements.

*           *           *

The prompt voting of your shares will ensure a quorum and save us the expense of further solicitation.  Your cooperation in giving this matter your immediate attention is greatly appreciated.

By Order of the Board of Directors,

/s/ Mary B. Templeton
Mary B. Templeton, Esq.
Senior Vice President, General Counsel &
Corporate Secretary

Warrington, Pennsylvania
April 30, 2013

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DISCOVERY LABORATORIES, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Discovery Laboratories, Inc. a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

DOES HEREBY CERTIFY:

1.           That the name of this corporation is Discovery Laboratories, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 6, 1992 under the name Ansan, Inc.

2.           That thereafter, the Stockholders duly approved the following amendment to the Corporation's Amended and Restated Certificate of Incorporation, as previously amended and the amendment set forth below shall become effective only upon the filing and effectiveness pursuant to the General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is amended and restated to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 155,000,000 consisting of 150,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.           Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 11th day of June, 2013.

By:
Name:
Title:

Proposal 1 To elect Directors to serve until the FOR all Nominees PROXY WITHHOLD Please mark your votes like this next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal NOMINEES: listed below (except as marked to the contrary below) UTHORITY to vote for all nominees listed below Proposal 3 To amend the Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan to increase the number of shares of Common Stock available for issuance from 6.2 million shares to 7.7 million shares FOR AGAINST ABSTAIN John R. Leone John G. Cooper Joseph M. Mahady Bruce A. Peacock Marvin E. Rosenthale, Ph.D. Proposal 4 To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock available for (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.) Proposal 2 To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013 FOR AGAINST BASTAIN issuance by the Company from100 million to 150 million FOR GAINST BSTAIN Proposal 5 To approve on an advisory basis the compensation of the Company’s named executive officers FORAGAINSTABSTAIN Proposal 6 To indicate, on an advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers 3 YEARS2 YEARS1 YEARABSTAIN COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2013. PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE. ▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲ VOTE BY INTERNET OR TELEPHONE Q U I C K ★ ★ ★ E A S Y ★ ★ ★ I M M E D I AT E As a stockholder of Discovery Laboratories, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 10, 2013. Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote OR your proxy. Have your proxy cardOR available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

Discovery Laboratories, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  The undersigned, revoking all prior proxies, hereby appoints John G. Cooper, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 11, 2013, at 8:00 a.m. Eastern Daylight Time at Homewood Suites, 2650 Kelly Road, Warrington, PA 18976, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2013, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1, 2, 3, 4, 5 and 6 is proposed by the Company.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ON THE REVERSE SIDE AS DIRECTORS, “FOR” THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS, “FOR” THE AMENDMENT OF THE DISCOVERY LABORATORIES, INC. 2011 LONG-TERM INCENTIVE PLAN, “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION, AND FOR AN INDICATION OF A “THREE YEAR” FREQUENCY FOR THE ADVISORY VOTES ON EXECUTIVE COMPENSATION.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Discovery Laboratories, Inc.  PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.  (Continued, and to be marked, dated and signed, on the other side)    ▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲               Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 11, 2013.   The Proxy Statement and our 2012 Annual Report to Stockholders are available at: http://www.ezodproxy.com/discoverylabs/2013